UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMPUTER TASK GROUP, INCORPORATED

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:
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COMPUTER TASK GROUP, INCORPORATED

August 13, 2020

Dear Fellow Shareholder:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of Computer Task Group, Incorporated on Thursday, September 17, 2020 at 10:00 a.m. Eastern time. As part of our effort to maintain a safe and healthy environment at our annual meeting and after closely monitoring statements issued by the World Health Organization, the Centers for Disease Control and Prevention and the New York State Department of Health regarding the novel coronavirus disease, COVID-19, we have decided that this year’s annual meeting will be a completely virtual meeting conducted via live webcast. You will not be able to attend the annual meeting in person. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/269496701 and following the instructions in the Notice of Annual Meeting of Shareholders.

The requirement under New York corporate law to hold an in-person meeting has been suspended by an act of the New York State Legislature and an executive order by the Governor of the State of New York. In the unlikely event such suspension is not extended to the date of our annual meeting, we may provide a venue for an in-person annual meeting, in addition to virtual participation. In that case, we would notify our shareholders in advance on our website and by issuing a press release and filing it as additional proxy materials with the Securities and Exchange Commission.

Your vote is important. I urge you to submit your vote as soon as possible, whether or not you plan to attend the meeting, by voting on the Internet or by mail.

Sincerely,

Daniel J. Sullivan

Chairman of the Board

COMPUTER TASK GROUP, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 17, 2020

Computer Task Group, Incorporated (the “Company”) will hold its Annual Meeting of Shareholders on Thursday, September 17, 2020, at 10:00 a.m. Eastern time. Due to concerns about COVID-19, this year’s annual meeting will be a completely virtual meeting conducted via live webcast. You will not be able to attend the annual meeting in person. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/269496701 at the meeting date and time. We have elected to deliver a full set of proxy materials to you and make the proxy materials available on our website at www.ctg.com. You may vote by completing, signing, dating and returning the proxy card in the envelope provided as soon as possible before the meeting or vote your shares electronically. If you have returned a proxy card, you may revoke your prior instructions and cast your vote at the annual meeting by following the procedures described in this proxy statement. The Annual Meeting of Shareholders is being held for the following purposes:

1. To elect two members of the Board of Directors, whose terms are described in the proxy statement.

2. To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers.

3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered accounting firm for the 2020 fiscal year.

4. To approve and ratify the Company’s 2020 Equity Award Plan.

5. To consider and act upon any other matters that may be properly brought before the meeting or any adjournment thereof.

The requirement under New York corporate law to hold an in-person meeting has been suspended by an act of the New York State Legislature and an executive order by the Governor of the State of New York. In the unlikely event such suspension is not extended to the date of the Annual Meeting of Shareholders, we may provide a venue for an in-person annual meeting, in addition to virtual participation. In that case, we would notify our shareholders in advance on our website and by issuing a press release and filing it as additional proxy materials with the Securities and Exchange Commission.

We have selected 5:30 pm, Buffalo time, on August 7, 2020 as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment.

To attend the Annual Meeting of Shareholders, you will need to visit the virtual meeting website at www.meetingcenter.io/269496701. Participants may choose to join the virtual meeting as a “shareholder” or as a “guest.” To enter the virtual meeting as a shareholder, participants will be required to enter a valid 15-digit control number and password. The 15-digit control number can be found on the proxy card that was mailed to you to enter the virtual meeting. The password for the meeting is CTG2020. A control number or password will not be required to join the virtual meeting as a guest; please note, however, that guests will not have the option to vote or submit questions during the virtual meeting.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record” of those shares, and you may use the 15-digit control number found on the proxy card that was mailed to you to enter the virtual meeting. Authenticated shareholders with a 15-digit control number may ask questions by clicking on the message icon at the the top of the screen and following the instructions provided. To return to the main page, click on the “i´icon at the top of the screen. To vote during the meeting, shareholders should click on the “Cast Your Vote” link on the main meeting center page.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” If you are a beneficial owner and you wish to vote your shares at the meeting, you must pre-register with Computershare no later than 5:00 PM on September 14, 2020 by (1) requesting from your bank or broker proof of your proxy power (legal proxy) and (2) e-mailing Computershare at legalproxy@computershare.com, providing your name and e-mail address and either (a) the forwarded e-mail from your broker with the legal proxy attached or (b) a separate email from you with an attached image of your legal proxy. Upon successful pre-registration, a beneficial owner will receive a confirmation e-mail from Computershare confirming its registration and providing you with a 15-digit control number to enter the virtual meeting as a shareholder.

On the date of the Annual Meeting of Shareholders, the live webcast of the meeting will convene at 10:00 a.m. Eastern time. We encourage you to log in at least in 15 minutes prior to the start time of the Annual Meeting of Shareholders to complete the log in process and familiarize yourself with the meeting center site. If you experience technical difficulties during the check-in process or during the Annual Meeting, please go to https://support.vevent.com or click on the link in the meeting center site at www.meetingcenter.io/269496701.

Buffalo, New York

August 13, 2020

By Order of the Board of Directors,

Peter P. Radetich

Senior Vice President, Secretary

           and General Counsel

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON

THURSDAY, SEPTEMBER 17, 2020

THE PROXY STATEMENT, FORM OF PROXY,

NOTICE OF MEETING AND ANNUAL REPORT

TO THE SHAREHOLDERS ARE AVAILABLE FREE

OF CHARGE AT WWW.CTG.COM

COMPUTER TASK GROUP, INCORPORATED

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being first made available on or about August 13, 2020, in connection with the solicitation by the Board of Directors of Computer Task Group, Incorporated (the “Company”) of proxies to be voted at the annual meeting of shareholders on Thursday, September 17, 2020, and any adjournment or postponement of the meeting. The mailing address of the Company’s executive office is 800 Delaware Avenue, Buffalo, New York 14209.

The Board has selected 5:30 pm, Buffalo time, on August 7, 2020 as the record date for the determination of shareholders entitled to vote at the annual meeting. On that date, the Company had 15,173,249 common shares outstanding, and 14,627,898 shares of common stock, par value $.01 per share, entitled to vote. A list of shareholders entitled to vote at the 2020 annual meeting will be available online for examination during the annual meeting by any shareholder who is present at the meeting.

Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is timely returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy either by executing a subsequently dated proxy or notice of revocation, provided that the subsequent proxy or notice is delivered to the Company prior to the taking of a vote, or by voting in person via the virtual meeting website.

Under the New York Business Corporation Law (“BCL”) and the Company’s By-laws, the presence, in person or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. Once a quorum is established, under the BCL and the Company’s By-laws, the directors standing for election may be elected by a plurality of the votes cast. In plurality voting, the nominee who receives the most votes for his or her election is elected. Proposals 2, 3 and 4 require the approval of a majority of the votes cast.

If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker in accordance with the instructions from your broker. A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have no discretion to vote such shares on non-routine matters if the broker has not been furnished with voting instructions by the beneficial owners of such shares. The matters being submitted to shareholders in Proposals 1, 2 and 4 are non-routine matters on which brokers have no authority to vote without instructions from beneficial owners.

Abstentions and broker non-votes have no effect on the determination of whether a plurality exists with respect to a given director nominee. With respect to other proposals, abstentions will count as votes cast on the proposal, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. With respect to Proposals 2 and 4, broker non-votes will not be considered to have voted on the proposal and therefore will have no effect. The proxies will be voted for or against the proposals or as an abstention in accordance with the instructions specified on the proxy form. If proxies are signed and returned, but no instructions are given, proxies will be voted for each of the proposals.

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to make the proxy materials available to you on our website at www.ctg.com and by mail. You may have received in the mail a Notice explaining how to access this proxy statement and our annual report on the Internet and how to vote.

You may vote by printing, completing, signing, dating and returning your proxy card as soon as possible before the meeting. You may also vote by telephone or via the Internet by following the instructions provided on your proxy card or voting instruction. Any shareholder attending the annual meeting may vote in person via the virtual meeting website. If you have returned a proxy card or voted on the Internet, you may revoke your prior instructions and cast your vote at the annual meeting by following the procedures described in this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. The term for Class II Directors will expire at the 2020 annual meeting.

Directors elected to Class II at the 2020 annual meeting will hold office for a three-year term expiring at the annual meeting of shareholders in 2023 and until their successors are elected and qualified. Filip J.L. Gydé, who was elected to Class III at the 2019 annual meeting, will hold office for a two-year term expiring at the annual meeting of shareholders in 2021 and until his successor is elected and qualified. Daniel J. Sullivan, who was elected to Class III at the 2018 annual meeting will hold office for a three-year term expiring at the annual meeting of shareholders in 2021 and until his successor is elected and qualified. Directors elected to Class I at the 2019 annual meeting will hold office for a three-year term expiring at the annual meeting of shareholders in 2022 and until their successors are elected and qualified.

The shares represented by properly executed and timely returned proxies will be voted, in the absence of contrary instructions, in favor of the election of the following two director nominees:

•	Class II Directors—James R. Helvey, III and Owen J. Sullivan

All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be nominated by the Board.

Class II Directors Whose Terms Expire in 2020

James R. Helvey, III

Mr. Helvey, 61, was appointed to CTG’s Board of Directors in November 2015. Mr. Helvey co-founded Cassia Capital Partners, LLC, a registered investment advisor, in 2011 and has served as a managing partner since its formation. From 2005 to 2011, Mr. Helvey was a partner and the Risk Management Officer for CMT Asset Management Limited, a private investment firm. From 2003 to 2004, Mr. Helvey was a candidate for the United States Congress in the 5th District of North Carolina. Mr. Helvey served as Chairman and Chief Executive Officer of Cygnifi Derivatives Services, LLC, an online derivatives services provider, from 2000 to 2002. From 1985 to 2000, Mr. Helvey was employed by J.P. Morgan & Co., serving in a variety of capacities, including as Vice Chairman of J.P. Morgan’s Risk Management Committee, Chair of J.P. Morgan’s Liquidity Committee, Global Head of Derivative Counterparty Risk

Management, head of the swap derivative trading business in Asia, and head of short-term interest rate derivatives and foreign exchange forward trading in Europe. Mr. Helvey graduated magna cum laude with honors from Wake Forest University. Mr. Helvey was also a Fulbright Scholar at the University of Cologne in Germany and received a Master’s degree in international finance and banking from Columbia University, School of International and Public Affairs, where he was an International Fellow. Mr. Helvey is a director and serves on the Audit Committee of Coca-Cola Bottling Co. Consolidated., a publicly traded and independent bottler of Coca-Cola Company products, Verger Capital Management LLC, Piedmont Federal Savings Bank (Audit Chair), and has also served on the board of trustees of Wake Forest University from 1997 to 2017 and the Wake Forest Baptist Medical Center. Mr. Helvey was a director of Pike Corporation, an energy solutions provider, from 2005 to 2014, where he served as Lead Independent Director, Chairman of the Audit Committee and Chairman of the Compensation Committee.

Owen J. Sullivan	Mr. Sullivan, 62, was appointed to the Board of Directors in February 2017. Mr. Sullivan is Chief Operating Officer of NCR, a position he has held since July 2018. Before becoming Chief Operating Officer of NCR, Mr. Sullivan was an independent consultant, providing strategic planning, consulting and executive mentoring, and working with and investing alongside private equity firms and other investor groups. Prior to that, Mr. Sullivan was with ManpowerGroup, a workforce and talent management solutions company, from 2003 to 2013. At ManpowerGroup, he served as President of the Specialty Brands and Experis units from 2010 to 2013, and he served as the Chief Executive Officer of the Right Management and Jefferson Wells International, Inc. subsidiaries from 2004 to 2013 and from 2003 to 2010, respectively. Before joining ManpowerGroup, Mr. Sullivan was with Sullivan Advisors, LLC, a provider of strategic planning, consulting and executive mentoring for small to medium-sized businesses from 2001-2003. Prior to that, Mr. Sullivan was with Metavante Technologies, Inc., a bank technology processing company from 1993 to 2001, where he served in various management roles including as the President of Metavante’s Financial Services Group and Enterprise Solutions Group. Mr. Sullivan is a member of the Board of Directors at Marquette University and serves as Chairman of the Board and a member of its Executive and Nominating and Governance Committees.

Class III Directors Whose Terms Expire in 2021

Daniel J. Sullivan

Mr. Sullivan, 74, has been a Director of CTG since 2002 and was appointed to serve as the non-executive Chairman of the Board of Directors in October 2014. He most recently served as the President and Chief Executive Officer of FedEx Ground from 1998 until 2007. FedEx Ground is a wholly owned subsidiary of FedEx Corporation. From 1996 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System. In 1995, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Roadway

Services. Mr. Sullivan is currently a member of the Board of Directors of Schneider National, Inc. (Green Bay, Wisconsin), where he serves on the compensation and governance committees. He serves on the Board of Advisors of Package Solutions, (Atlanta, Georgia) from 2015 to the present, the Board of Advisors of Aviation Investment Partners, (Charleston, South Carolina) from 2014 to the present and is the Principal of Flyway, LLC, (Kiawah Island, South Carolina) from 2009 to the present. Mr. Sullivan is also an Emeritus Director of the Board of Directors of The Medical University of South Carolina Foundation. Mr. Sullivan previously served as a member of the Board of Directors of Pike Electric, Inc. from 2007 to 2014 (Pike Electric was sold in December 2014 to Court Square Capital Partners), GDS Express (Akron, Ohio) from 2004 to 2009; and Gevity, Inc. (Bradenton, Florida) from 2008 to 2009. He is a former federal commissioner for the Flight 93 National Memorial project in Somerset County, Pennsylvania.

Filip J.L. Gydé	Mr. Gydé, 60, was named Chief Executive Officer of the Company and first appointed to the Company’s Board of Directors effective March 1, 2019. Mr. Gydé has been with CTG since October 1990 and most recently served as the Executive Vice President, General Manager, and President for CTG’s European operations. Mr. Gydé led the Company’s European operations from October 2000 through February 2019, and served as Interim Executive Vice President of Operations of CTG from October 2014 to April 2015, during which time he was responsible for overall company operating activities.

Class I Directors Whose Terms Expire in 2022

David H. Klein

Mr. Klein, 71, has been a Director since September 2012. He is the President of Klein Solutions Group, LLC, which provides advice on policy, strategy, operations and finance to healthcare delivery and payer organizations. Mr. Klein also serves as: a special advisor to the CEO of the University of Rochester (UR) Medical Center, a professor of public health sciences in the UR School of Medicine and Dentistry and as an executive professor of healthcare management in the UR Simon Business School. Mr. Klein was most recently the Chief Executive Officer of The Lifetime Healthcare Companies, which was comprised of Excellus BlueCross BlueShield (BCBS), Univera Healthcare, Lifetime Health Medical Group, Lifetime Care (home care agency), EBS-RMSCO Benefit Solutions (benefits consulting firm and third party administration) and MedAmerica (long-term care insurance company). Mr. Klein had been a senior executive with The Lifetime Healthcare Companies and its predecessor companies since 1986, serving as CEO from 2003 until 2012. Mr. Klein previously was an executive with the national BlueCross BlueShield Association and Health Care Service Corporation. He served as Director of the national Blue Cross Blue Shield Association (BCBSA) and America’s Health Insurance Plans. Mr. Klein currently serves as a Director of the following privately held companies: Landmark Health (a General Atlantic and Francisco Partners (private equity fund) company which creates and manages home visiting multi-disciplinary medical groups to care for complex, chronically ill patients), Avalon Healthcare Solutions (also a Francisco Partners private equity fund) company that provides laboratory benefits management solutions, Cogito (a Goldman Sachs/ Open View Partner/Romulus Capital funded customer engagement/voice analytics company), NextHealth Technologies (a Norwest Venture Partners patient engagement optimization company), PNT (a claims and clinical information data acquisition company), Excel Partners Venture Fund (a venture capital fund that invests in high-tech startups focused on Upstate New York) and Transparent Health Marketplace (a provider network management company using spot pricing and patient navigation to create value). Mr. Klein is a member of the Cressey & Company private equity fund Distinguished Executives Council. He serves as an advisor to Health Catalyst Capital Management, LLC private equity fund, as non-executive chair of the New York eHealth Collaborative which operates New York State’s health information exchange and as a Director of Commonwealth Care Alliance (a health plan that serves high cost high need patients). Mr. Klein is a member of Johns Hopkins University Carey School of Business Health Care Advisory Board and has chaired United Way of Greater Rochester and an American Cancer Society Capital Campaign to establish a new Rochester Hope Lodge. He has also been president of the local Boy Scout Council and Director of Northeast Region, Boy Scouts of America. He is a Boy Scouts’ Distinguished Eagle Scout and a recipient of their Silver Beaver and Silver Antelope awards. Mr. Klein received a Bachelor of Science from Rensselaer Polytechnic Institute and his Master of Business Administration from the University of Chicago.

Valerie Rahmani

Ms. Rahmani, 62, was appointed to CTG’s Board of Directors in November 2015. Ms. Rahmani is a non-executive Director and member of the Risk Committee of the London Stock Exchange Group plc. She is a non-executive Director and member of the Audit Committee of RenaissanceRe Holdings Ltd, a Bermuda-based reinsurance company. She is a non-executive Director and member of the Compensation Committee of Entrust Datacard, a Minneapolis based Trusted Identity company. She is also a Board member of a social media startup, Rungway, based in London. From November 2017 until August 2019 she was the part-time CEO of the Innovation Panel of Standard Life Aberdeen plc, a global investment company based in the UK. From 2010 to 2015, Ms. Rahmani was a member of the Board of Directors of Teradici Corporation—a private technology—company where she served on the Audit and Compensation Committees. She most recently served as Chief Executive Officer of Damballa, Inc. from 2009 to 2012. Damballa was a venture capital funded cyber-security company headquartered in Atlanta, Georgia. Prior to her role at Damballa, Ms. Rahmani was with IBM in various managerial capacities for 28 years. Her last role with IBM was General Manager of IBM Internet Security Systems. Other IBM roles included General Manager of the $2.7 billion Global Technology Services business, head of Sales and Services Strategy unit, General Manager of IBM’s $3.5 billon UNIX server business,

General Manager of IBM’s Mobile business as well as serving as the Executive Assistant to Louis Gerstner, former Chairman and Chief Executive Officer of IBM. Ms. Rahmani holds an MA and a Doctor of Philosophy degree in Chemistry from Oxford University, England.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS

VOTE FOR THE NOMINEES FOR CLASS II DIRECTORS

SECURITY OWNERSHIP OF THE COMPANY’S COMMON SHARES

BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of August 7, 2020, the following persons were beneficial owners of more than five percent of the Company’s common stock. The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated. The following table shows the nature and amount of their beneficial ownership.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Minerva Advisors LLC, and related parties	1,172,933	(1)	7.7%
	50 Monument Road, Suite 201
	Bala Cynwyd, PA 19004

Common Stock	Renaissance Technologies LLC, and related parties	1,079,146	(2)	7.1%
	800 Third Avenue
	New York, NY 10022

Common Stock	Dimensional Fund Advisors LP	978,954	(3)	6.5%
	Building One
	6300 Bee Cave Road
	Austin, TX 78746

Common Stock	AGS SPV I, LLC and related parties	976,602	(4)	6.4%
	104 Field Point Road, 3rd Floor
	Greenwich, CT 06830
	Wax Asset Management, LLC
	44 Cherry Lane
	Madison, CT 06443

Common Stock	The Vanguard Group	934,562	(5)	6.2%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1)

Based solely on information contained in a Schedule 13G filed on February 13, 2020, indicating that Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc. and David P. Cohen have sole voting power and sole dispositive power over 871,799 shares; and that Minerva Advisors LLC and David P. Cohen have shared voting power and shared dispositive power over 301,134 shares.

(2)

Based solely on information contained in a Schedule 13G filed February 13, 2020, indicating that Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation beneficially own 1,079,146 shares, have sole voting power over 959,012 shares, sole dispositive power over 1,076,991 shares, and shared dispositive power over 2,155 shares.

(3)

Based solely on information contained in a Schedule 13G filed February 12, 2020, indicating that Dimensional Fund Advisors LP has sole voting power over 927,544 shares and sole dispositive power over 978,954 shares.

(4)

Based solely on information contained in a Schedule 13D filed January 14, 2020, indicating that AGS SPV I, LLC, Assurance Global Services LLC, and James M. Lindstrom have shared voting power and shared dispositive power over 624,907 shares; and that Wax Asset Management, LLC has sole voting power and sole dispositive power over 351,695 shares. Together AGS SPV I, LLC, Assurance Global Services LLC, James M. Lindstrom, and Wax Asset Management, LLC, are deemed to constitute a “group.”

(5)

Based solely on information contained in a Schedule 13G filed February 11, 2020, indicating that The Vanguard Group has sole voting power over 2,786 shares, sole dispositive power over 931,776 shares, and shared dispositive power over 2,786 shares.

Security Ownership by Management

The table below sets forth, as of August 7, 2020, the beneficial ownership of the Company’s common stock by (i) each director and nominee for director individually, (ii) each executive officer named in the summary compensation table individually, and (iii) all directors and executive officers of the Company as a group.

Name of Individual or Number in Group	Shares Owned	Shares Beneficially Owned (1)	Total Ownership (2)	Percent of Class
Filip J.L. Gydé	287,640	50,600	338,240	2.2%
James R. Helvey III	130,280	—	130,280	0.9%
David H. Klein	141,948	33,096	175,044	1.2%
Valerie Rahmani	127,431	—	127,431	0.8%
Daniel J. Sullivan	336,804	140,000	476,804	3.1%
Owen J. Sullivan	102,833	—	102,833	0.7%
Arthur W. Crumlish	141,059	128,067	269,126	1.8%
John M. Laubacker	162,474	57,575	220,049	1.5%
Thomas J. Niehaus	55,901	8,834	64,735	0.4%
Peter P. Radetich	148,353	51,500	199,853	1.3%

All directors and executive officers as a group (10 persons)	1,634,723	469,672	2,104,395	13.9%

(1)	Amounts represent number of shares available to purchase through the exercise of options that were exercisable on or within 60 days after August 7, 2020.

(2)

The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

The following table sets forth, as of December 31, 2019, certain information related to the Company’s compensation plans under which shares of its common stock are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities listed in column (a)) (c)
Equity compensation plans approved by security holders:
2010 Equity Award Plan	731,234	$12.69	1,350,000
2000 Equity Award Plan	295,425	$5.89	—
1991 Restricted Stock Plan	—	$—	18,000
Equity compensation plans not approved by security holders:
None

Total	1,026,659		1,368,000

At December 31, 2019, the Company did not have any outstanding rights or warrants. All outstanding awards are either stock options or restricted stock.

As of August 7, 2020, the Company has a total of 1,149,544 options outstanding, with an average exercise price of $10.16 per option, and an average remaining term of 5.7 years. Additionally, the Company has 1,558,603 full value stock awards outstanding as of that date. Also as of August 7, 2020, there are 18,000 shares available under the 1991 plan, and no shares available under the 2010 plan, which expired on May 11, 2020.

Total common shares outstanding as of August 7, 2020 was 15,173,249.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors is divided into three classes serving staggered three-year terms. The Board has six directors and the following committees: (i) Audit, (ii) Compensation, and (iii) Nominating and Corporate Governance. During 2019, the Board and the Committees held a combined total of 27 meetings. Each director attended at least 75% of the total number of Board and committee meetings. The Company encourages its Directors to attend its annual meetings but has not adopted a formal policy requiring attendance. All Directors were in attendance either in person or by telephone at the 2019 annual meeting of shareholders.

Director Independence and Executive Sessions

The Board of Directors affirmatively determined in February 2020 that each of the Company’s five non-management directors, which include James R. Helvey III, David H. Klein, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan, is an independent director in accordance with our corporate governance policies and the standards of the NASDAQ Stock Market (“NASDAQ”). Messrs. Daniel J. Sullivan and Owen J. Sullivan are not related. As a result of these five directors being independent, a majority of our Company’s Board of Directors is currently independent as so defined. The Board of Directors has determined that there are no relationships between the Company and the directors classified as independent other than service on our Company’s Board of Directors.

The foregoing independence determination also included the conclusions of the Board of Directors that:

•

each member of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee described in this proxy statement is respectively independent under the standards listed above for purposes of membership on each of these committees; and

•	each member of the Audit Committee also meets the additional independence requirements under Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Daniel J. Sullivan serves as the Chairman of the Board of Directors and is responsible for scheduling and setting the agenda for the executive sessions of the independent directors. Such executive sessions are expected to occur at regularly scheduled times during the fiscal year ending December 31, 2020, typically in conjunction with a regularly scheduled Board meeting, in addition to the separate meetings of the standing committees of the Board of Directors.

The Board of Directors has also adopted a statement of corporate governance principles that is available on the Company’s website. See “Corporate Governance and Website Information.”

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is composed of five directors: James R. Helvey III, Chairman, David H. Klein, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan, and operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee is available on our Company’s website. See “Corporate Governance and Website Information.” The Audit Committee met six times during 2019.

The primary purposes of the Audit Committee are to oversee on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes of the Company and integrity of the Company’s financial statements, (2) the audits of the Company’s financial statements and appointment, compensation, qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the Company’s compliance with legal and regulatory requirements, (4) the Company’s internal audit function, and (5) the preparation of the Audit Committee report that SEC rules require to be included in the annual proxy statement. The Audit Committee’s job is one of oversight. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. It is the Audit Committee’s responsibility to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audits or accounting reviews. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, on its discussions with the independent registered public accounting firm and on the representations of the Company’s independent registered public accounting firm included in its report on the Company’s financial statements.

The Board of Directors has determined that the members of the Audit Committee are independent as described above under “Director Independence and Executive Sessions” and that each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that James R. Helvey III is an “audit committee financial expert” as defined in Item 407 of Regulation S-K. Under the rules of the SEC, the determination that a person is an audit committee financial expert does not impose on such person any duties, obligations or liability any greater than the duties, obligations and liability imposed on any other member of the Audit Committee or the Board of Directors. Moreover, the designation of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management; and has discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountant the independent registered public accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by the Audit Committee

James R. Helvey III, Chairman

David H. Klein

Valerie Rahmani

Daniel J. Sullivan

Owen J. Sullivan

Nominating and Corporate Governance Committee and Director Nomination Process

The Nominating and Corporate Governance Committee is composed of David H. Klein, Chairman, James R. Helvey III, Valerie Rahmani, Daniel J. Sullivan, and Owen J. Sullivan. This Committee held two meetings during 2019.

This Nominating and Corporate Governance Committee has a charter that is available on our Company’s website as described below under “Corporate Governance and Website Information.” The primary purposes of the Committee are to (a) identify and select the individuals qualified to serve on the Company’s Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors, (b) implement the Board’s criteria for selecting new directors, (c) develop, recommend to the Board, and assess corporate governance policies for the Company, and (d) oversee the evaluation of the Board.

The Board of Directors has determined that the members of the Nominating and Corporate Governance Committee are independent as described above under “Director Independence and Executive Sessions.”

Director Nominations Made by Shareholders. The Nominating and Corporate Governance Committee will consider nominations timely made by shareholders pursuant to the requirements of our By-laws, which are further discussed under “Shareholder Proposals.” The Nominating and Corporate Governance Committee has not formally adopted any specific elements of this policy, such as minimum specific qualifications or specific qualities or skills that must be possessed by qualified nominees, beyond the Nominating and Corporate Governance Committee’s willingness to consider candidates proposed by shareholders.

Procedure for Shareholders to Nominate Directors. Any shareholder who intends to present a director nomination proposal for consideration at an annual meeting of shareholders may use the procedures set forth in the Company’s By-laws. For shareholder nominations of directors to be properly brought before an annual meeting by a shareholder pursuant to the By-laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. Subject to the rights of the holders of any class or series of stock having a preference over the Company’s common stock as to dividends or upon liquidation, nominations for the election of directors may be made by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the following procedures. Any shareholder entitled to vote for the election of directors at a meeting of shareholders may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Corporation at the principal executive offices of the Company (i) with respect to an election to be held at a special meeting of shareholders for the election of directors, by 5:30 pm, Buffalo time, on the 10th day following the date public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at an annual meeting of shareholders, by 5:30 pm, Buffalo time, on a date not less than 90 and not earlier than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder of record to be timely must be so received no earlier than by 5:30 pm, Buffalo time, on the 120th day prior to the date of the annual meeting and no later than 5:30 pm, Buffalo time, on the later of (1) the 90th day before the date of such annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting of shareholders for which notice has been given commence a new time period (or extend any time period) for the giving of a notice by a shareholder.

Each such notice shall set forth as to the shareholder giving the notice and the beneficial owner or owners, if any, or other persons on whose behalf the nomination is made or acting in concert therewith (each, a “party”): (1) the name and address of such party; (2) a representation that the shareholder giving the notice is, as of the date of such notice, a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such party as of the date of such notice; (4) a description of, as of the date of such notice, any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”), including the class, series and number of shares of the Company subject to such Derivative Instrument, directly or indirectly owned beneficially by each such party, and a description of, as of the date of such notice, any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, including the class, series and number of shares of the Company subject to such opportunity; (5) a description of, as of the date of such notice, any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Company; (6) any short interest or other borrowing arrangement in any security of the Company held by each such party (for purposes of this provision, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (7) a description of, as of the date of such notice, any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company; (8) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, including the number thereof; (9) a description of, as of the date of such notice, any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household; (10) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (11) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of common stock reasonably believed by such party to be sufficient to elect the persons proposed to be nominated by the shareholder.

Each such notice shall also set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director: (1) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (2) the name and address of each such nominee; (3) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (4) a written representation and agreement of each nominee (in the form provided by the Secretary of the Company upon written request) that such nominee, if elected as a director of the Company, would be in compliance and will comply with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company; (5) the consent of each nominee to serve as a director of the Company if so elected and (if applicable) to being named in the Company’s proxy statement and form of proxy as a nominee; and (6) the written representation and agreement of each nominee that such nominee currently intends to serve as a director of the Company for the full term for which such person would be standing for election, if elected.

A shareholder providing notice of a nomination for the election of a director shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than 5:30 pm, Buffalo time, on the date five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:30 pm, Buffalo time, on the date five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to such meeting) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). A shareholder providing notice of a nomination for the election of a director shall also, no later than 5:30 pm, Buffalo time, on the date five business days after a request by or on behalf of the Board of Directors, provide to the Secretary by United States mail, postage prepaid, or personal delivery at the principal executive offices of the Company, such additional information requested by or on behalf of the Board of Directors to assess the qualifications of any person whom the shareholder proposes to nominate for election or reelection as a director.

In addition, a shareholder must also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to matters described above.

Board Composition and Diversity. The Nominating and Corporate Governance Committee’s current process for identifying and evaluating nominees for director consists of general periodic evaluations of the size and composition of the Board of Directors with a goal of maintaining continuity of appropriate industry expertise and knowledge of the Company. The Nominating and Corporate Governance Committee strives to compose the Board of Directors with individuals possessing a variety of complementary skills.

With respect to the nominees for election at this meeting and with respect to the other members of the Board, the Nominating and Corporate Governance Committee and the Board of Directors as a whole focused primarily on the experience, qualifications, attributes and skills discussed in each of the director’s biographies set forth above. In each case, the Nominating and Corporate Governance Committee and the Board of Directors considered important the achievements of the individual in the successful career described. With regard to Mr. Gydé, the Nominating and Corporate Governance Committee and the Board believe that it is important that they have immediate access to his direct involvement in the management of the Company as the Chief Executive Officer. With regard to Mr. Helvey, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive financial experience and prior audit committee experience. With regard to Mr. Klein, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive experience managing health plan entities and his knowledge of the healthcare industry, an important market for the Company’s services. With regard to Ms. Rahmani, the Nominating and Corporate Governance Committee and the Board particularly noted her experience in cyber-security and her extensive management experience within the IT Services industry. With regard to Mr. Daniel J. Sullivan, the Nominating and Corporate Governance Committee and the Board particularly noted the broad perspective resulting from his diverse experience in managing and serving as an officer for a large, public company. With regard to Mr. Owen J. Sullivan, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive experience in the staffing solutions and professional resourcing industry, including his roles at ManpowerGroup.

Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees. Since neither the Board nor the Nominating and Corporate Governance Committee has received any shareholder nominations in the past, the Nominating and Corporate Governance Committee has not considered whether there would be any differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Source of Recommendation for Current Nominees. The nominees for director included in this proxy statement have been formally recommended by the incumbent independent directors who serve on the Nominating and Corporate Governance Committee.

Past Nominations from More Than 5% Shareholders. Under the SEC rules (and assuming consent to disclosure is given by the proponents and nominee), the Company must disclose any nominations for director made by any person or group beneficially owning more than 5% of the Company’s outstanding common stock received by the Company by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual meeting. The Company did not receive any such nominations.

Shareholder Communications to the Board of Directors

Any record or beneficial owner of the Company’s common stock who has concerns about accounting, internal accounting controls, auditing matters or any other matters relating to the Company and wishes to communicate with the Board of Directors on such matters may contact the Audit Committee directly. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated. Alternatively, any interested parties may communicate with the Chairman of the Board of Directors by writing to Daniel J. Sullivan, c/o Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209.

Communications intended to be anonymous may be made by calling the Company’s Whistleblower Hotline Service at 844-627-6885 and identifying oneself as an interested party intending to communicate with the Audit Committee. (This third-party service undertakes to forward such communications to the Audit Committee if so requested, assuming the intended recipient is clearly identified.) You may also send communications intended to be anonymous by mail, without indicating your name or address, to Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may also be made by calling the hotline number or by mail to that address.

Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company’s proxy statement under SEC Rule 14a-8 or intended to be brought before a shareholders’ meeting in compliance with the Company’s By-laws are subject to specific notice and other requirements referred to under “Shareholder Proposals” and in applicable SEC rules and the Company’s By-laws. The communications process for shareholders described above does not modify or eliminate any requirements for shareholder proposals intended to be presented at a meeting of shareholders. If you wish to make a proposal to be presented at a meeting of shareholders, you may not communicate such proposals anonymously and may not use the hotline number or Audit Committee communication process described above in lieu of following the notice and other requirements that apply to shareholder proposals intended to be presented at a meeting of shareholders.

Corporate Governance and Website Information

The Company follows certain corporate governance requirements that it believes are in compliance with the corporate governance requirements of the NASDAQ listing standards and SEC regulations. The principal elements of these governance requirements as implemented by our Company are:

•	affirmative determination by the Board of Directors that a majority of the directors are independent;

•	regularly scheduled executive sessions of independent directors;

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Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent directors and having the purposes and charters described above under the separate committee headings;

•	internal audit function;

•	corporate governance principles of our Board of Directors;

•	specific authorities and procedures outlined in the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee; and

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a Code of Business Conduct applicable to directors, officers and employees of our Company. This code also contains a sub-section that constitutes a code of ethics (the “Code of Ethics”) specifically applicable to the Chief Executive Officer, Chief Financial Officer and other members of our Company’s finance department based on their special role in promoting fair and timely public reporting of financial and business information about our Company.

The charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, the corporate governance principles of the Board of Directors, and the Code of Conduct are available without charge on the Company’s website at www.ctg.com, by clicking on “Investors,” and then “Corporate Governance.” We will also send these documents without charge and in print to any shareholder who requests them. The Company intends to disclose any amendments to or waivers of the Code of Conduct on its website.

Board Leadership and Role in Risk Oversight

The Company’s Board has elected to separate the Chairman and the CEO roles and has appointed Daniel J. Sullivan to serve as the Company’s Chairman of the Board. The Company believes that splitting such roles promotes independent oversight of management and facilitates a balance of power more aligned with shareholder interests.

The Board views enterprise risk management (“ERM”) as an integral part of the Company’s strategic planning process and, as such, has charged the Audit Committee with the responsibility of overseeing the ERM process. To facilitate coordination of ERM at the operational level, the Audit Committee appointed the Company’s CFO as the Company’s Chief Risk Officer (“CRO”). In this capacity, the CFO works with the CEO and executive officers of the Company to provide periodic ERM reports to the Audit Committee and strives to generate careful and thoughtful attention on the Company’s ERM process, the nature of material risks to the Company and the adequacy of the Company’s policies and procedures designed to mitigate these risks. Among the matters that are considered in the Company’s ERM process is the extent to which the Company’s policies and practices for incentivizing and compensating employees, including non-executive officers, may create risks that are reasonably likely to have a material adverse effect on the Company. In this manner, the Board believes it appropriately encourages management to promote a corporate culture that appreciates risk management and incorporates it into the overall strategic planning process of the Company.

Anti-Hedging Policy

The Company’s Insider Trading Policy, which is available on the Company’s website, prohibits certain speculative transactions by directors, officers, employees and consultants of the Company and its subsidiaries, as well as their family members who reside with them, anyone else who lives in their household and any family members who do not live in their household but whose transactions in Company securities are directed by them or subject to their influence or control (all such persons, “Covered Persons”). Covered Persons are not permitted to engage in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow stockholders to lock in the value of their stock holdings in exchange for all or part of the potential for upside appreciation in the stock. In addition, Covered Persons may not engage in short sales of the Company’s securities (sales of securities that are not then owned), including sales against the box (sales of owned shares with delayed delivery).

Audit Committee’s Review of Related Person Transactions

In accordance with the Audit Committee charter, the Audit Committee reviews related person transactions. It is the Company’s written policy that it will not enter into transactions that are considered related person transactions that are required to be disclosed under Item 404 of Regulation S-K unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Composition and Primary Purposes

The Compensation Committee of the Board of Directors consists of Valerie Rahmani, Chair, James R. Helvey III, David H. Klein, Daniel J. Sullivan, and Owen J. Sullivan. The Compensation Committee is responsible for overseeing the administration of the Company’s employee stock and benefit plans, establishing policies relating to the compensation of employees and setting the terms and conditions of employment for executive officers. During 2019, the Compensation Committee held a total of four meetings. The Board of Directors has determined that the members of the Compensation Committee are independent.

The Compensation Committee has a charter that is available on our Company’s website as described above under “Corporate Governance and Website Information.” The Compensation Committee reviews the charter annually and updates the charter as necessary.

The primary purposes of the Compensation Committee are to:

(1)	review and approve corporate goals and objectives relevant to the Company’s compensation philosophy;

(2)	evaluate the CEO’s performance and determine the CEO’s compensation in light of those goals and objectives;

(3)	review and approve executive officer compensation, incentive compensation plans and equity-based plans; and

(4)	produce an annual report on executive compensation and approve the Compensation Discussion and Analysis for inclusion in the Company’s annual proxy statement or annual report on Form 10-K.

The Committee may delegate to one or more officers designated by the Committee the authority to make grants of options and restricted stock to eligible individuals other than directors and officers, provided the Committee shall have fixed the exercise price or a formula for determining the exercise price for each grant, approved the vesting schedule, authorized any alternative provisions as are necessary or desirable to facilitate legal compliance or to ensure the effectiveness or tax-qualified status of the award under the laws of countries outside the U.S. when grants are made to non-U.S. employees, approved the form of documentation evidencing each grant, and determined the number of shares or the basis for determining such number of shares by position, compensation level or category of personnel.

Effect of Say-on-Pay Vote

At the July 2019 annual meeting, shareholders were asked to approve the Company’s fiscal 2018 executive compensation programs. Of those who voted for or against, over 85% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2019 meeting, the Compensation Committee carefully reviewed the Company’s executive compensation practices. The Committee concluded that the Company’s existing executive compensation programs continue to be the most appropriate for the Company and effective in rewarding executives, commensurate with business results. The Committee believes that the best way to align the CEO’s compensation with shareholder interests is to place the majority of his compensation at risk in the form of long-term performance-based equity awards and annual incentive opportunity.

Compensation Philosophy and Executive Compensation Objectives

Given the exceptionally competitive nature of the IT Industry, the Compensation Committee and management believe it is strategically critical to attract, retain and motivate the most talented employees possible by providing competitive total compensation packages. This general philosophy on compensation applies to all employees of the Company. With regard to executive officer compensation, the compensation plans are designed to reward achievement against a challenging set of financial metrics established by the Compensation Committee on an annual basis and to accomplish the following high-level objectives:

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Offer a Competitive Total Compensation Package. To attract the most talented executive officers possible, the Company should tailor each executive officer’s total compensation plan to reflect average total compensation offered at similar organizations. This is accomplished by means of routine compensation surveying, the process for which is described further below.

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Tie Total Compensation to Performance in a Meaningful Manner. To promote the Company’s overall annual and long-term financial and operating objectives, a significant portion of total compensation should be based upon the accomplishment of specific Company objectives within an executive officer’s purview. This is accomplished by means of various performance-based incentive plans described further below.

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Encourage Executives to Think Like Shareholders. To promote the best interests of shareholders, executive officers should be encouraged to maintain a significant equity interest in the Company. This is accomplished by means of various equity award plans described further below.

How Executive Compensation is Determined

In order to promote the Company’s objective of tying total compensation to performance in a meaningful manner, the Company has adopted a uniform approach to compensation planning. In short, once the Board of Directors has reviewed and approved the corporate goals and objectives for the entire Company, the Compensation Committee begins the process of setting compensation for the executive officers. Once compensation has been set for the executive officers, they in turn are able to set performance-based objectives for their direct reports. This approach to compensation planning continues throughout the organization. In this manner, the compensation planning process seeks to optimize shareholder value by integrating appropriate employee responsibilities with corporate objectives.

In an effort to accomplish the Company’s objective of offering competitive total compensation packages, the Compensation Committee routinely surveys total compensation packages for all executive officers. In 2019, as has been the practice for several years, the Compensation Committee retained the services of Pay Governance LLC (“Pay Governance”), a highly regarded independent compensation consulting firm, to undertake an annual compensation review for each of the Company’s executive officers. Pay Governance reports to, and acts solely at the direction of, the Compensation Committee. Pay Governance does not provide any other services to the Company or any of the Company’s executive officers individually, aside from those services provided to the Compensation Committee. Pay Governance has provided the Committee with appropriate assurances and confirmation of its independent status. In addition, the Committee considered the factors set forth in 17 C.F.R. §240.10C-1(b) (4) (i)-(vi) and believes that Pay Governance has been independent throughout its services to the Committee. Prior to conducting the study, Pay Governance was provided with job descriptions for each of the executive officers and was specifically instructed to provide the Compensation Committee with a Competitive Market Analysis, a written report for each executive officer reflecting the competitive range of total compensation for comparable positions.

Surveying Methodology Used. Pay Governance used a Towers Watson executive compensation database to create the report. This database contains compensation data from approximately 750 companies. From this data, Pay Governance performed regression analyses designed to identify a competitive range for jobs in similar companies by revenue size, and in similar business units or with similar position-specific revenue responsibilities. Pay Governance’s competitive range is based solely on external competitive data and does not take individual performance or internal pay equity into account. The competitive range identified in the Pay Governance report approximates the statistical mean within one standard deviation. As such, the competitive range tends to fall within approximately 15% of either side of the median. Deviation within this range is usually explained by differences in experience, length of service and/or differences in responsibilities.

For 2019, the Pay Governance report observed that total compensation for all named executive officers, except Mr. Gydé, was within the competitive range. The total compensation for Mr. Gydé was within the competitive range prior to his promotion to CEO in March 2019.

To further assess the Company’s overall compensation practices versus the market, Pay Governance collected pay data for the CFO position from the most recent proxy statements for a number of peer companies selected by the Compensation Committee.1 Pay Governance selected only the CFO position because all companies are required to report data on this position, and the duties are generally comparable. The results of this comparison indicated that the compensation level for the CFO fell between the 25th and 50th percentiles of the peer companies.

Upon completion of the report, the Compensation Committee met personally with a representative of Pay Governance to review the document. The Compensation Committee used a separate Pay Governance study, in conjunction with the Company’s overall long-term financial and operating objectives for 2019, to set total compensation for the Company’s current CEO. The Company’s CEO did not have a direct role in establishing the terms of his compensation. The details of CEO total compensation for 2019 are discussed below.

The CEO used the Pay Governance Competitive Market Analysis, in conjunction with the Company’s overall long-term financial and operating objectives for 2019, to make compensation recommendations to the Board for each executive officer. It has been the practice of the Board to approve total compensation packages that contain a significant portion of tailored, performance-based incentives within the executive officer’s purview. The executive officers have no direct role in establishing the terms of their compensation or the compensation of the Directors. The details of each named executive officer’s total compensation for 2019 are discussed below.

Components of Executive Compensation

The compensation paid to the Company’s executive officers, as reflected in the tables set forth in this proxy statement, can be broken down into the following three general categories: (i) Baseline Compensation, (ii) Performance-Based Incentives, and (iii) Equity-Based Incentives.

Baseline Compensation

Baseline Compensation includes annual base salary, standard employee benefits generally available to all employees and participation in certain executive-level employee benefit programs. Once awarded, compensation payments made under this component are provided during the course of the year without regard to achievement of specific performance-based objectives. The Company chooses to pay this component of compensation because it comprises the foundation of executive compensation. As such, the Company considers maintaining competitive levels of baseline compensation essential to attracting and retaining talented personnel.

Annual Base Salary —In an effort to stay competitive, annual salaries for executive officers are reviewed by the Compensation Committee on a yearly basis. With respect to determining the base salary of executive officers, the Committee takes into consideration the compensation report prepared by Pay Governance, the executive’s individual performance as well as internal equity considerations. Of these factors, the Pay Governance report is generally given the most weight. In addition, if circumstances warrant, such as a change in role or responsibility, the Compensation Committee may grant discretionary bonuses from time to time to executive officers. The Compensation Committee granted no discretionary bonuses in 2019.

[1]

The companies selected were: Allscripts Healthcare Solutions, Inc., BG Staffing, Inc., Huron Consulting Group, Inc., Kforce Inc., Leidos Holdings, Inc., Mastech Digital, Inc., Navigant Consulting, Inc., and Volt Information Services, Inc.

Standard Employee Benefits —Executive officers are entitled to participate in the same benefit programs afforded generally to all other employees of the Company. Such benefits generally include a 401(k) program, Medical/Dental/Vision Health Plans, Employee Stock Purchase Plan, Short-Term and Long-Term Disability Plans, and a Flexible Spending Account Plan.

Executive-Level Benefits —In addition to the benefits afforded to employees generally, executive officers are also eligible to participate in or receive the benefit of the following Company-sponsored Executive-Level Benefits: Long-Term Executive Disability Plan, Executive Life Insurance Plan, Accidental Death & Dismemberment, Travel Accident Plan, Income Tax Preparation and Advice program, and the Company’s change in control agreements. Mr. Gydé does not have a change in control agreement as Belgian law determines the calculation of separation benefits. Mr. Gydé’s stock options and restricted stock that have been awarded to him pursuant to the Company’s 2010 Equity Award Plan were amended in May 2019 in connection with his appointment to Chief Executive Officer to provide for immediate vesting in the event his employment is terminated within 6 months before or 24 months after a change in control. A synopsis of these executive-level benefits is provided below:

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Long-Term Executive Disability Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a long-term disability policy with approximately 70% salary replacement up to $29,000 per month. The benefits provided under the Long-Term Executive Disability Plan are provided in lieu of the Long-Term Disability Plan afforded to employees generally.

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Executive Life Insurance Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a life insurance policy with coverage equal to three times current annual base salary.

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Accidental Death & Dismemberment & Travel Accident Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining an accidental death and dismemberment policy with coverage equal to four times current annual base salary.

•

Income Tax Preparation and Advice Program. The Company will generally reimburse executives for out-of-pocket fees expended, up to $2,000 (€11,000 for Mr. Gydé for 2019 in light of the increased complexity of his tax reporting obligations triggered by his promotion to CEO, and €6,000 thereafter) for tax preparation, financial planning or advice per year.

•

Change in Control Agreements. All executive officers’ change in control agreements contain double-trigger mechanisms. Pursuant to the terms of these agreements, executives are generally entitled to the following benefits in the event of a change in control (as defined in the agreements) and termination of employment within six months before or 24 months after the date of change in control: (a) immediate vesting of all stock-related awards granted under the 2010 Equity Award Plan, the 2000 Equity Award Plan, or the 1991 Restricted Stock Plan; and (b) immediate vesting and cash payout of any deferred compensation. Additional severance benefits include: a lump-sum payment of two times the executive’s annual rate of salary, a lump-sum payment of two times the executive’s average annual Incentive calculated from the preceding three years, a lump-sum payout (in lieu of continued healthcare coverage) equal to 25% of current salary and the average annual Incentive calculated from the preceding three years, and indemnification coverage for a period of 60 months. For more information on Potential change in control-related payments, see “Potential Payments upon Termination or Change in Control.”

Performance-Based Incentives

Performance-based incentives include an annual cash incentive (“Incentive”). Compensation payments provided under this program are conditional upon the accomplishment of specific performance-based goals. The Company chooses to pay this component of compensation because it believes this compensation program is critical to motivating executive officers in a manner that directly affects shareholder value.

Annual Cash Incentive Compensation — Each executive officer’s total annual compensation includes a potential Incentive award. Incentive payments are contingent upon the accomplishment of certain performance-based objectives selected by the Compensation Committee annually. In selecting objectives, the Compensation Committee seeks to individually tailor performance criteria for each executive officer. The amounts of the Incentive, and the formula for calculating actual payments, are regularly reviewed and surveyed in conjunction with the Pay Governance study discussed above. In 2019, the Compensation Committee established performance objectives for the executive officers based on targeted levels of revenue and operating income. To the extent an executive officer has specific operational responsibilities, performance objectives were split between (i) consolidated revenue and operating income for the entire Company and (ii) business unit revenue and gross profit for that executive officer’s focus of operation. Targets for non-operational executive officers, including the CEO, were based solely on consolidated revenue and non-GAAP operating income for the entire Company. In 2019, the planned consolidated revenue and consolidated operating income targets for all executive officer incentive plans were $411,700,000 and $9,081,000, respectively.

The formula for calculating each executive officer’s Incentive provides that at least 80% of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives 50% of the designated plan award for that objective. Then, for each additional percentage point achieved above the Threshold, up to 100% of the plan target (“Objective Goal”), the executive officer receives another 2.5% of the designated plan award for that objective. For each additional percentage point achieved above the Objective Goal, the executive officer receives another 5% of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of 200% of the designated plan award for that objective.

The plan award is generally calculated as a percentage of annual base salary. In 2019, the plan awards were as follows: (i) for Mr. Gydé, effective March 1, 2019 for his promotion to CEO, 100% of base salary actually paid, and prior to Mr. Gydé’s promotion, 51% of base salary actually paid; (ii) for Mr. Crumlish, the previous CEO, 107% of base salary actually paid; (iii) for Mr. Laubacker, CFO, approximately 61% of base salary actually paid; (iv) for Mr. Niehaus, EVP, approximately 62% of base salary actually paid and (v) for Mr. Radetich, SVP, approximately 72% of base salary actually paid.

The Compensation Committee believes that each executive officer’s Incentive plan targets for 2019 involved a reasonably challenging degree of difficulty that considers current economic challenges and reflects the Board’s desire to maintain flexibility in enhancing the executive officer’s focus, motivation and enthusiasm. In exceptional circumstances, the Compensation Committee exercises discretion to award Incentive compensation absent achievement of the specified thresholds or to reduce or increase the size of any award or payout. In this manner, the Compensation Committee believes that each executive officer’s Incentive plan targets are reasonably tailored to promote the Company’s overall annual and long-term financial goals.

Deferred Compensation —This component of executive compensation consists of contributions made under the Deferred Compensation Plan by those executives that choose to defer all or a part of their compensation under the plan. Executives chosen to participate in the plan are eligible to elect to defer a percentage of their annual cash compensation. Effective as of January 1, 2017 the Company has elected to stop making Company contributions under the plan.

Equity-Based Incentives

This component of executive compensation consists of grants of restricted stock and stock options under the Company’s 2010 Equity Award Plan. In making such grants, the Compensation Committee considers an executive’s past contributions and expected future contributions toward Company performance. Grants are made to key employees of the Company who, in the opinion of the Compensation Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are designed to reward individuals who remain with the Company and to further align employee interests with those of the Company’s shareholders. The Company chooses to pay this component of compensation because it believes that stock ownership by management is beneficial in aligning management’s activities and decisions with shareholders’ interests of maximizing share value.

Except in circumstances of new or recently promoted executive officers, the Compensation Committee generally grants equity compensation on a set date each year. The Company does not time or plan the release of material non-public information for the purpose of affecting the value of compensation. Equity awards may also be granted at other meetings of the Compensation Committee to individuals who become executive officers, are given increased responsibilities during the year or in recognition of special accomplishments. The Company has adopted stock ownership guidelines for senior executive officers requiring: (i) the CEO to own Company shares valued at five times his or her own base salary, and (ii) the CFO, Executive Vice Presidents, and Senior Vice Presidents with oversight of operating segments, to own Company shares valued at three times his or her own base salary.

Restricted Stock Grants During 2019 —The Compensation Committee granted restricted stock awards under the 2010 Equity Award Plan to various executive officers as identified in the tables below. In general, recipients of restricted stock awards receive a specified number of non-transferable restricted shares to be held by the Company, in the name of the grantee, until satisfaction of stipulated vesting requirements. Upon satisfaction of such vesting requirements, restrictions prohibiting transferability will be removed from the vested shares. In determining whether to grant an individual restricted stock, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. For awards of restricted stock granted in 2019 to executive officers, shares vest over a three-year period. If the Company’s cumulative three-year non-GAAP earnings per share for the years 2019, 2020 and 2021 equals or exceeds $1.42 (“Target”), then 100% of the grants will vest. If the combined cumulative three-year non-GAAP earnings per share equals at least 80% but less than 100% of the Target, then a pro-rata percentage of the grants will vest. If the cumulative three-year non-GAAP earnings per share equals less than 80% of the Target, then the grants will expire.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for the year ended December 31, 2019.

Submitted by the Compensation Committee

Valerie Rahmani, Chairman

James R. Helvey III

David H. Klein

Daniel J. Sullivan

Owen J. Sullivan

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, the Compensation Committee was comprised entirely of independent directors. The Compensation Committee of the Board of Directors is composed of Valerie Rahmani, Chair, James R. Helvey III, David H. Klein, Daniel J. Sullivan, and Owen J. Sullivan.

2019 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary (c) ($)	Stock Awards (e) ($) (1)	Option Awards (f) ($) (2)	Non-Equity Incentive Plan Compensation (g) ($) (3)	All Other Compensation (i) ($) (4)		Total (j) ($)
Filip J.L. Gydé	2019	$395,508	$449,995	$—	$497,303	$70,945	(6)	$1,413,751
President and CEO (March 2019 to present) EVP, President and GM, CTG Europe	2018	$356,971	$45,000	$—	$229,406	$113,268	(6)	$744,645
	2017	$271,891	$28,715	$—	$279,667	$107,855	(6)	$688,128

Arthur W. Crumlish	2019	$69,385	$—	$—	$—	$597,229	(8)	$666,614
President and CEO (July 2016 to February 2019)	2018	$410,000	$158,940	$—	$222,413	$16,380	(8)	$807,733
	2017	$410,000	$91,977	$—	$155,680	$19,121	(8)	$676,778

John M. Laubacker	2019	$355,000	$209,998	$—	$302,333	$34,578	(5)	$901,909
EVP, CFO and Treasurer (April 2017 to present)	2018	$320,000	$71,640	$—	$106,152	$30,323	(5)	$528,115
	2017	$260,411	$66,866	$45,991	$67,069	$22,543	(5)	$462,880

Thomas J. Niehaus	2019	$215,000	$101,097	$33,518	$145,193	$47,681	(7)	$542,489
EVP and GM, CTG North America (from May 5, 2019 to present)

Peter P. Radetich	2019	$283,000	$144,996	$—	$285,669	$19,964	(9)	$733,629
SVP and General Counsel	2018	$283,000	$50,400	$—	$102,689	$20,018	(9)	$456,107
	2017	$283,000	$29,167	$—	$71,878	$34,359	(9)	$418,404

(1)

The amounts in column (e) reflect the aggregate grant date fair value for the awards granted in the fiscal years ended December 31, 2019, 2018, and 2017 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2019 included in Item 8, “Financial Statements and Supplementary Data” of the Company’s Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”).

(2)

The amounts in column (f) reflect the aggregate grant date fair value for the options granted in the fiscal years ended December 31, 2019, 2018, and 2017 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2019 included in Item 8, “Financial Statements and Supplementary Data” of the 2019 Form 10-K.

(3)	Represents cash payments earned under the respective executive’s annual cash incentive plan.

(4)

Life Insurance. During 2019, 2018, and 2017, the Company provided life insurance benefits for Messrs. Gydé, Laubacker, Niehaus and Radetich. The premiums paid by the Company in 2019 for this benefit included $38,151, $15,969, $32,452 and $0, respectively. The premiums paid by the Company for this benefit in 2018 for Messrs. Crumlish, Laubacker, and Radetich totaled $0, $13,268, and $0, respectively. The premiums paid for this benefit in 2017 for Messrs. Crumlish, Laubacker, and Radetich totaled $0, $11,759, and $20,000, respectively.

401(k) Contributions. The Company may match up to 3% of the contributions made by Messrs. Laubacker, Niehaus, and Radetich to the Computer Task Group, Incorporated 401(k) Retirement Plan. There were no contributions made by the Company to the executives’ accounts in 2019, 2018, or 2017.

(5)

In addition to life insurance premiums (as further disclosed in footnote 4), during 2019, 2018 and 2017 Mr. Laubacker received a total value of $18,609, $17,055 and $22,543 in Other Compensation for the following Executive-Level Benefits (which are further described in the section entitled “Baseline Compensation”): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, and the Executive Medical and Dental Plan.

(6)

In accordance with Belgian law, the Company is required to pay Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s base salary. Together, these legal obligations totaled $14,321 in 2019, $63,005 in 2018, and $56,673 in 2017. The Company also makes contributions towards Mr. Gydé’s cafeteria plan account, which is a plan generally available to all Belgium employees. Contributions to Mr. Gydé’s cafeteria plan totaled $38,151 in 2019, $30,773 in 2018, and $34,794 in 2017. The Company also leases an automobile for Mr. Gydé’s use, which is an option provided to all Belgium employees with a likelihood of traveling. The cost to the Company for leasing Mr. Gydé’s automobile was $16,234 in 2019, $17,128 in 2018, and $16,388 in 2017. Mr. Gydé also received $2,239, $2,362 and $2,001 for the Income Tax Preparation and Financial Advice Program in 2019, 2018, and 2017, respectively. Mr. Gydé is paid in Euros and amounts are converted to United States Dollars based on the average foreign currency exchange rate for each of the respective years.

(7)	In 2019, Mr. Niehaus received a total of $15,229 for Executive-Level Benefits, which are further discussed in the section entitled “Baseline Compensation”.

(8)

In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 4), during 2019 Mr. Crumlish received $593,060 upon his retirement from the Company and a total value of $4,169 for the following Executive-Level Benefits (which are further described in the section entitled “Baseline Compensation”): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, the Executive Medical and Dental Plan, and the Income Tax Preparation and Advice Program. In 2018 and 2017, Mr. Crumlish received a total value of $16,380 and $19,121 for these benefits, respectively.

(9)

In addition to life insurance premiums (as further disclosed in footnote 4), during 2019 Mr. Radetich received a total value of $19,964 for the following Executive-Level Benefits (which are further described in the section entitled “Baseline Compensation”): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, the Executive Medical and Dental Plan, and the Income Tax Preparation and Advice Program. During 2018 and 2017, Mr. Radetich received a total value of $20,018 and $34,359 from these Executive-Level Benefits, respectively.

Specific Executive Officer Compensation Plans and Employment Agreements

Filip J.L. Gydé, CEO. Mr. Gydé was promoted from EVP, President and General Manager of the Company’s European operations to President and Chief Executive Officer on March 1, 2019. Mr. Gydé has an employment agreement with the Company. Mr. Gydé’s compensation included annual base salary payments of $395,508, an Incentive of $497,303, and a grant of 91,277 restricted shares with a performance condition. In accordance with Belgian law, the Company is required to pay Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s base salary. The amounts paid to Mr. Gydé are not reflected in the base salary amount. In setting baseline compensation and the performance standards for Mr. Gydé, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Gydé received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives.

Pursuant to Belgian law, the Company is required to pay Mr. Gydé certain additional benefits that are generally afforded to all Belgian employees. These statutory benefits totaled $70,945 in 2019. In addition, Mr. Gydé continues to participate in all benefit plans made available to Belgian employees generally under Belgian law to the extent such participation is permissible under applicable law and the terms of the relevant plan, including assurances to permit continued participation in Belgian social security. Mr. Gydé is not eligible to participate in any Company executive or supplemental retirement plans, deferred compensation arrangements or U.S. health or medical insurance plan. While Mr. Gydé’s principal place of employment is in Belgium, he serves at the Company’s headquarters in Buffalo, New York for as much time as necessary or advisable to properly discharge his duties and responsibilities as Chief Executive Officer or as otherwise directed by the Board. Mr. Gydé is also entitled to reimbursement for reasonable travel and housing expenses incurred in connection with travel on Company business. Mr. Gydé’s employment agreement also provides for termination indemnification in the event of termination. See “Potential Payments Upon Termination or Change in Control.”

Arthur W. Crumlish, retired CEO. Mr. Crumlish retired as Chief Executive Officer and a member of the Company’s board of directors effective March 1, 2019. Mr. Crumlish’s total compensation for 2019 included annual base salary payments of $69,385, a pro rata portion of the salary he would have been entitled to in 2019 but for his retirement. In setting baseline compensation and the performance standards for Mr. Crumlish’s compensation, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Crumlish received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives.

Mr. Crumlish had a written Employment Agreement (“Agreement”) addressing compensation terms. This Agreement provided that:

•	compensation would be reviewed and adjusted annually by the Compensation Committee as appropriate;

•	either party could terminate the employment relationship upon sixty (60) days prior written notice to the other;

•

competitive activities, and other activities adverse to the Company’s interests, were prohibited during the term of the employment relationship and for a six (6) month period after any termination thereof.

The Agreement also provided severance compensation in the event of termination. In the event of termination by Mr. Crumlish for Good Reason (as defined in the Agreement), or by the Company other than for Cause (as defined in the Agreement), or if he died or became disabled, Mr. Crumlish would receive a lump-sum cash payment equal to his current base salary plus the average annual cash Incentive paid to him in the three (3) years leading up to the actual date of termination. Mr. Crumlish would also continue to receive medical and dental benefits for a period of twelve (12) months. Pursuant to the terms of a retirement agreement, Mr. Crumlish received $593,060 upon his retirement from the Company.

John M. Laubacker, CFO. In 2019, Mr. Laubacker’s total compensation included annual salary payments of $355,000, an Incentive of $302,333, and a grant of 42,596 restricted shares with a performance condition. In setting baseline compensation and the performance standards for Mr. Laubacker’s compensation, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Laubacker received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance based incentives. Effective April 1, 2020, Mr. Laubacker entered into an employment agreement with the Company, which did not affect his compensation for 2019.

Thomas J. Niehaus, EVP. Mr. Niehaus joined the Company on May 5, 2019 as the Executive Vice Present and General Manager for the Company’s North American operations. In 2019, Mr. Niehaus’ compensation included annual base salary payments of $215,000 ($325,000 on an annual basis), an Incentive of $145,193, and a grant of 13,691 restricted shares with a performance condition. Also, Mr. Niehaus was granted 8,000 restricted shares and 26,500 stock options upon joining the Company. In setting baseline compensation and the performance standards for Mr. Niehaus’ compensation, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Niehaus received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance-based incentives.

Peter P. Radetich, SVP. In 2019, Mr. Radetich’s compensation included annual base salary payments of $283,000, an Incentive of $285,669, and a grant of 29,411 restricted shares with a performance condition. In setting baseline compensation and the performance standards for Mr. Radetich’s compensation, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Radetich received was based on a combination of his baseline compensation and the extent to which the thresholds for compensation were achieved under his performance-based incentives.

2019 GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold (c) ($)	Target (d) ($)	Maximum (e) ($)	Threshold (f) #	Target (g) #	Maximum (h) #	All Other Stock Awards: Number of Shares of Stock or Units (i) #	All Other Option Awards: Number of Securities Underlying Options (j) #	Exercise or Base Price of Option Awards (k) ($/sh)	Grant Date Fair Value of Stock and Option Awards (l) ($) (4)
Filip J.L. Gydé (2)	9/26/2019	$187,500	$375,000	$750,000	45,639	91,277	91,277	—	—	$—	$449,995
Arthur W. Crumlish	—	$220,000	$440,000	$880,000	—	—	—	—	—	$—	$—
John M. Laubacker	9/26/2019	$107,500	$215,000	$430,000	21,298	42,596	42,596	—	—	$—	$209,998
Thomas J. Niehaus (3)	9/26/2019	$65,385	$130,769	$261,538	6,846	13,691	13,691	—	—	$—	$67,497
	5/31/2019	$—	$—	$—	—	—	—	8,000	26,500	$4.20	$67,118
Peter P. Radetich	9/26/2019	$101,575	$203,149	$406,298	14,706	29,411	29,411	—	—	$—	$144,996

(1)

The amounts shown in column (c) reflect Incentives that would be paid for achieving 80% of all stipulated plan targets. The amounts shown in column (d) reflect Incentives that would be paid for achieving 100% of all stipulated plan targets. The amounts shown in column (e) reflect the maximum Incentives that would be paid under the stipulated plan. Further discussion of Incentive plan calculations is provided under the section entitled “Annual Cash Incentive Compensation,” found earlier in this proxy statement under the heading “Performance-Based Incentives.”

(2)

Mr. Gydé’s annual cash incentive as CEO for 2019 was $450,000, but this amount was prorated to $375,000 as his start date for becoming the Company’s CEO was March 1, 2019. Additionally, Mr. Gydé earned $34,059 of incentives as his role as SVP between January 1, 2019 and February 28, 2019.

(3)

Mr. Niehaus’s annual cash incentive was $200,000, but this amount was prorated to $130,769 for his start date of May 5, 2019 as the Executive Vice Present and General Manager for the Company’s North American operations.

(4)

Grants of stock and option awards to the named executive officers are made from the 2010 Equity Award Plan. At the date of grant, an assumption is made that one hundred percent (100%) of each performance award that has been granted to the named executive officer will vest.

Grants of Plan-Based Awards

Each of the Non-Equity Incentive Plan Awards represented in the table above were Incentive awards granted to the named executive officers during 2019. Such Incentive awards are described earlier in this report under the heading “Performance-Based Incentives.” The formula for calculating each executive officer’s Incentive provides that at least 80% of the stipulated plan target (“Threshold”) must be achieved2 before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives 50% of the designated plan award for that objective. Then, for each additional percentage point achieved above the Threshold, up to 100% of the plan target (“Objective Goal”), the executive officer receives another 2.5% of the designated plan award for that objective. For each additional percentage point achieved above the Objective Goal, the executive officer receives another 5% of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of 200% of the designated plan award for that objective. The designated plan award is generally calculated as a percentage of annual base salary.

Pursuant to Company policies, an Incentive is only earned by and payable to an individual who remains in the Company’s employ on the date of Incentive distribution. Incentive payments for 2019 were made on March 6, 2020.

Each of the equity awards represented in the table above were granted pursuant to the 2010 Equity Award Plan. The restricted stock awards represented in the table above were granted by the Board to the named executive officers on September 26, 2019 and include a performance condition. For awards of restricted stock granted in 2019 to the executive officers, the shares vest at the end of a three-year period. If the Company’s cumulative three-year non-GAAP earnings per share for the years 2019, 2020 and 2021 equals or exceeds $1.42 (“Target”), then 100% of the grants will vest. If the cumulative three-year non-GAAP earnings per share is at least 80% but less than 100% of the Target, then a pro-rata percentage of the grants will vest. If cumulative three-year non-GAAP earnings per share is less than 80% of the Target, the grants will expire.

Recipients of restricted stock awards were required to enter into agreements with the Company governing the vesting, exercise and/or transferability (as applicable) of such awards. Vesting requirements for restricted stock awards are based solely on continued employment.

[2]

The designated plan award is generally calculated as a percentage of annual base salary. In 2019, the designated plan awards were: (i) for Mr. Gydé, effective as of March 1, 2019 for his promotion to CEO, one hundred percent (100%) of base salary actually paid, and prior to Mr. Gydé’s promotion, fifty-one percent (51%) of base salary actually paid, (ii) for Mr. Crumlish, the previous CEO, one-hundred seven percent (107%) of base salary actually paid, (iii) for Mr. Laubacker, CFO, approximately sixty-one (61%) of base salary actually paid, (iv) for Mr. Niehaus, EVP, approximately sixty-two percent (62%) of base salary actually paid, and (v) for Mr. Radetich, SVP, approximately seventy-two percent (72%) of base salary actually paid.

2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Filip J.L. Gydé	20,000	—		—	$7.18	2/16/2020	—	—	—	—
	10,000	—		—	$12.16	2/15/2021	—	—	—	—
	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	9,000	—		—	$20.68	2/12/2023	—	—	—	—
	9,000	—		—	$16.93	2/19/2024	—	—	—	—
	13,600	—		—	$7.48	11/10/2025	—	—	—	—
	—	—		—	—	—	145,325	$752,784	—	—
Arthur W. Crumlish	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	9,000	—		—	$20.68	2/12/2023	—	—	—	—
	9,000	—		—	$16.93	2/19/2024	—	—	—	—
	10,875	—		—	$7.48	11/10/2025	—	—	—	—
	90,192	45,096	(ca)	—	$4.95	8/9/2026	—	—	—	—
John M. Laubacker	5,000	—		—	$7.18	2/16/2020	—	—	—	—
	7,500	—		—	$12.16	2/15/2021	—	—	—	—
	7,000	—		—	$15.04	2/14/2022	—	—	—	—
	7,000	—		—	$20.68	2/12/2023	—	—	—	—
	7,000	—		—	$16.93	2/19/2024	—	—	—
	10,400	—		—	$7.48	11/10/2025	—	—	—	—
	12,450	12,450	(la)	—	$5.75	5/15/2027	—	—	—	—
	—	—		—	—	—	107,484	$556,767	—	—
Thomas J. Niehaus	—	26,500	(na)	—	$4.20	5/31/2029	—	—	—	—
	—	—		—	—	—	21,691	$112,359	—	—
Peter P. Radetich	15,000	—		—	$7.18	2/16/2020	—	—	—	—
	10,000	—		—	$12.16	2/15/2021	—	—	—	—
	9,000	—		—	$15.04	2/14/2022	—	—	—	—
	9,000	—		—	$20.68	2/12/2023	—	—	—	—
	9,000	—		—	$16.93	2/19/2024	—	—	—	—
	14,500	—		—	$7.48	11/10/2025	—	—	—	—
	—	—		—	$—	—	86,859	$449,930	—	—

(ca)	45,096 vest on 8/9/2020

(la)	6,225 each vest on 5/15/2020 and 5/15/2021

(na)	8,834 vest on 5/31/2020, and 8,833 each vest on 5/31/2021 and 5/31/2022

2019 OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Company’s named executive officers regarding stock option exercises and vesting of stock awards during 2019.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Filip J. L. Gydé	—	$—	10,063	$46,715

Arthur W. Crumlish	45,096	$22,999	6,837	$28,579

John M. Laubacker	—	$—	9,262	$42,572

Thomas J. Niehaus	—	$—	—	$—

Peter P. Radetich	—	$—	10,112	$46,919

(1)

For Option Awards, the value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price. For Stock Awards, the value realized is based on the fair market value of the underlying stock on the vest date.

Pension Benefits

The Company maintains an Executive Supplemental Benefit Plan (Supplemental Plan) which provides certain former executives with deferred compensation benefits. The Supplemental Plan was amended as of December 1, 1994 in order to freeze the then-current benefits, provide no additional benefit accruals for participants and admit no new participants. None of the named executive officers participates in the Supplemental Plan.

Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee’s base compensation at termination or as of December 1, 1994, whichever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is also a participant in the Deferred Compensation Plan, the normal retirement age is increased to 65.

2019 NONQUALIFIED DEFERRED COMPENSATION

Name of Executive Officer (a)	Executive Contributions in Last FY ($) (b) (1)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(2)
Filip J. L. Gydé	—	—	$—	—	$—
Arthur W. Crumlish	—	—	$41,672	—	$328,571
John M. Laubacker	—	—	$14,896	—	$150,615
Thomas J. Niehaus	—	—	$—	—	$—
Peter P. Radetich	—	—	$31,966	—	$258,566

(1)

During 2017, the Company discontinued Company contributions under the Deferred Compensation Plan. Mr. Gydé does not have an account under the Deferred Compensation Plan as he is not eligible to participate in the plan due to his being a citizen of Belgium, and Mr. Niehaus does not have a balance as he joined the Company in 2019 subsequent to the contributions being discontinued, and he did not make any contributions to the Plan himself during 2019.

(2)

As these amounts are included in a nonqualified deferred compensation plan, none of the balances are considered earnings and they have not been included in the Summary Compensation Table for the named executive officers.

On February 2, 1995, the Compensation Committee approved the creation of a Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). The Deferred Compensation Plan is a successor plan to the Supplemental Plan. Participants in the Deferred Compensation Plan are eligible to elect to defer a percentage of their annual cash compensation. Prior to 2017, participants were eligible to receive a Company contribution of a percentage of their base compensation and annual Incentive if the Company attained annual defined performance objectives for the year. These performance objectives were on an annual basis for the upcoming year. The contribution to the Deferred Compensation Plan by the Company was discontinued during 2017.

Plan participants have a 100% non-forfeitable right to the value of their corporate contribution account after the 5th anniversary of employment with the Company. If a participant terminates employment due to death, disability, retirement at age 65, or upon the occurrence of a Change in Control Event (as defined in the plan), the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited in the event a participant incurs a separation from service for cause. Participants are 100% vested in their own contributions. All amounts in the Deferred Compensation Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company.

Potential Payments upon Termination or Change in Control

Agreements with Mr. Gydé—Termination of Employment. Effective as of March 1, 2019 the Company and Mr. Gydé entered into an employment agreement which provides that each party may terminate the employment agreement in accordance with the provisions of the Belgian law of July 3, 1978 relating to employment contracts. Any termination indemnities that may be due and owing to Mr. Gydé will take into account the co-employment between the Company and the Company’s Belgian subsidiary and will be done according to the transitional provisions as included in the articles 67, 68 and 69 of the Belgian Law of December 26, 2013 regarding the introduction of a unified statute, with the period May 1, 1987 until December 31, 2013 fully to be taken into account and severance payments to be calculated under the scheme of article 68 of said legislation. Prior to his appointment as Chief Executive Officer in March 2019, Mr. Gydé had not entered into an employment agreement with the Company itself since Belgian law mandates certain separation benefits.

Under Belgian law, Mr. Gydé is entitled to notice prior to a termination of his employment by the Company, expressed as a period of months for service prior to January 1, 2014 plus a period of weeks for service after January 1, 2014. As of December 31, 2019, Mr. Gydé would have been entitled to 27 months plus 18 weeks of notice. Alteratively, in lieu of providing notice, the Company may elect to pay a termination indemnity to Mr. Gydé. The amount of the termination indemnity is determined pursuant to Belgian law and is based on the duration of Mr. Gydé’s employment with the Company and the amount of his gross annual compensation package. If Mr. Gydé’s employment with the Company and the Company’s Belgian subsidiary had been terminated without notice on December 31, 2019, Mr. Gydé would have been entitled to a termination indemnity in the amount of $2,794,812. In the event of a termination of Mr. Gydé’s employment, his equity awards would be subject to the terms of the 2010 Equity Award Plan, as discussed below in the section entitled “2010 Equity Award Plan.”

Agreement with Mr. Gydé—Change in Control. In connection with his promotion to Chief Executive Officer, Mr. Gydé’s stock option and restricted stock awards granted under the Company’s 2010 Equity Award Plan were amended pursuant to a letter agreement in May 2019 (the “Letter Agreement”) to provide for immediate vesting in the event his employment is terminated for any reason other than Cause, death or Disability within 6 months before or 24 months after a change in control. Mr. Gydé does not otherwise have a change in control agreement.

Pursuant to the Letter Agreement, upon a termination of his employment for any reason other than Cause, death or Disability within 6 months before or 24 months after a change in control, Mr. Gydé would have immediately become fully vested in any stock option or restricted stock awards previously granted. These awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-end.” If the stock price of the Company was $5.18, which was the closing price of the stock on December 31, 2019, then Mr. Gydé could potentially have realized gains, before tax, from the sale of vested securities in the following amounts:

Name of Executive Officer	Restricted Stock	Stock Options
Filip J.L. Gydé	$752,784	$—

In addition, pursuant to the Letter Agreement, in the event of a change in control, Mr. Gydé’s stock-based award with performance-based vesting conditions would, immediately prior to the change in control, be deemed to have satisfied the performance-based vesting conditions at the greater of the target level or the pro rata portion of the level of achievement of the performance goals that the Compensation Committee determines he likely would have received for the performance period during which his employment was terminated, had his employment not terminated. Such performance-based equity awards would then vest, unless sooner accelerated, monthly in equal installments over the remaining performance period (a “Modified Award”), and the Board would cause any successor to assume the Modified Awards.

With respect to any stock-based award with performance-based vesting conditions, in the event of a change in control in which the Company’s common stock ceases to be listed on the New York Stock Exchange or the Nasdaq Global Select Market or the Company’s common stock is converted into any consideration other than shares of common stock listed on the New York Stock Exchange or the Nasdaq Global Select Market, then immediately prior to such change in control, the Board in its reasonable discretion must take one of the following actions:

•	terminate such awards as of immediately prior to the consummation of the change in control in exchange for a payment equal the excess of the fair market value of such award,

•

accelerate all vesting conditions in such award so that the award is fully exercisable immediately prior to the consummation of the change in control, with such vesting and notice of exercise contingent upon consummation of the change in control;

•	issue substitute awards that will substantially preserve the realizable value and otherwise applicable terms of any affected awards previously granted to Mr. Gydé; or

•	any combination of the foregoing.

Because Mr. Gydé does not have a change in control agreement and Belgian law does not provide for payments upon a change in control, so long as his compensation, duties and responsibilities are not reduced as a result of a change in control, a change in control alone would not trigger any payments to Mr. Gydé, other than with respect to his equity awards, as described above. If Mr. Gydé’s employment were terminated or constructively terminated in connection with a change in control, however, he would be entitled to notice or the termination indemnity described in the section entitled “Agreements with Mr. Gydé—Termination of Employment.”

Agreements with Mr. Crumlish. Mr. Crumlish’s employment agreement afforded severance benefits upon termination. Pursuant to the terms of such agreement, in the event of termination by Mr. Crumlish for Good Reason (as that term is defined in the agreement), or by the Company other than for Cause (as that term is defined in the agreement), Mr. Crumlish would receive a lump-sum cash payment equal to his current base salary plus an amount equal to the average annual Incentive paid to Mr. Crumlish during the most recent three-year period. Upon Mr. Crumlish’s retirement on March 1, 2019, consistent with the terms of his employment agreement, he received a payment totaling $593,060 upon his retirement.

Payments made to Mr. Crumlish pursuant to this agreement were contingent upon his adherence to certain restrictive covenants, which were effective from the date of the agreement and continued until one year after his separation from the Company. These restrictive covenants generally prohibited Mr. Crumlish from, directly or indirectly: (i) engaging in any business activity which competes with the Company, (ii) soliciting or hiring any of the Company’s employees, (iii) canvassing or soliciting customers of the Company, (iv) willfully dissuading or encouraging any person from conducting business with the Company or (v) intentionally disrupting any supplier relationship.

Agreements with Other Executive Officers. Each of the other named executive officers has entered into a change in control agreement with the Company. Other than the change in control agreements, none of the other named executive officers had employment or severance agreements, except that Mr. Laubacker entered into an employment agreement on March 12, 2020. All executive officers’ change in control agreements contain double-trigger mechanisms. In the event of a termination of employment other than in connection with a change in control, the named executive officers’ equity awards would be subject to the terms of the 2010 Equity Award Plan, as discussed below in the section entitled “2010 Equity Award Plan.” If Mr. Laubacker’s employment agreement had been in place and his employment had been terminated on December 31, 2019, he would have been entitled to a severance payment of $577,708 contingent upon his execution (without revocation) of a Release of Claims within 21 days (or, if required by applicable law, 45 days) from the day of termination of his employment. If a change in control had occurred on December 31, 2019 and the abovementioned executive officers’ employment had been terminated without Cause by the Company or by themselves with Good Reason within six months prior to or 24 months following such a change in control, they would have been entitled to receive, by the tenth day following their termination, lump-sum cash payments from the Company in the following amounts:

•	Mr. Laubacker would have received a lump-sum payment of $1,165,179;

•	Mr. Niehaus would have received a lump-sum payment of $1,060,936; and

•	Mr. Radetich would have received a lump-sum payment of $991,152.

These payments equal two (2) times the sum of each individual’s current annual salary, which as of December 31, 2019 were $355,000 for Mr. Laubacker, $325,000 for Mr. Niehaus, and $283,000 for Mr. Radetich. It also includes their average annual Incentive payment from the last three years and an amount equal to twenty-five percent (25%) of each individual’s current base salary and the average annual Incentive payment from the last three years. This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period of twenty-four months.

Each of the named executive officers also would have immediately become fully vested in any stock option or restricted stock awards previously granted. These awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-end.” If the stock price of the Company was $5.18, which was the closing price of the stock on December 31, 2019, then the named executive officers could potentially have realized gains, before tax, from the sale of vested securities in the following amounts:

Name of Executive Officer	Restricted Stock	Stock Options
John M. Laubacker	$556,767	$31,125
Thomas J. Niehaus	$112,359	$74,200
Peter P. Radetich	$449,930	$—

In the event of a change in control, any stock-based award with performance-based vesting conditions would, immediately prior to the change in control, be deemed to have satisfied the performance-based vesting conditions at the greater of the target level or the pro rata portion of the level of achievement of the performance goals that the Compensation Committee determines the named executive officer likely would have received for the performance period during which employment was terminated, had his employment not terminated. Such performance-based equity awards would then vest, unless sooner accelerated, monthly in equal installments over the remaining performance period (a “Modified Award”), and the Board would cause any successor to assume the Modified Awards.

With respect to any stock-based award with performance-based vesting conditions, in the event of a change in control in which the Company’s common stock ceases to be listed on the New York Stock Exchange or the Nasdaq Global Select Market or the Company’s common stock is converted into any consideration other than shares of common stock listed on the New York Stock Exchange or the Nasdaq Global Select Market, then immediately prior to such change in control, the Board in its reasonable discretion must take one of the following actions:

•

terminate such awards as of immediately prior to the consummation of the change in control in exchange for a payment equal the excess of the fair market value of such award over the exercise or conversion price, if any, of such award,

•

accelerate all vesting conditions in such award so that the award is fully exercisable immediately prior to the consummation of the change in control, with such vesting and notice of exercise contingent upon consummation of the change in control;

•	issue substitute awards that will substantially preserve the realizable value and otherwise applicable terms of any affected awards previously granted to the named executive officer; or

•	any combination of the foregoing.

All severance benefits provided in the change in control agreements are subject to the named executive officer’s execution (without revocation) of a Release of Claims within 21 days (or, if required by applicable law, 45 days) from the later of (i) the last day of the executive’s employment or (ii) the date of the change in control, if such date is after the termination of employment.

2010 Equity Award Plan. Under the 2010 Equity Award Plan, upon a termination of employment for any reason, other than death, Disability or Retirement (each as defined in the 2010 Equity Plan), each named executive officer’s rights under any stock option or stock appreciation right would immediately terminate, except that he would have the right to exercise each stock option or stock appreciation right to the extent it was exercisable at the time of his termination of employment, until the earlier of (i) the date that is three months after the effective date of such termination of employment, or such other date as determined by the Compensation Committee, or (ii) the expiration of the term of the stock option or stock appreciation right. If a named executive officer’s employment is terminated for Cause (as defined in the 2010 Equity Plan), he would not have any rights under any stock option or stock appreciation right, and the Company would not be obligated to sell or deliver shares of stock under the stock options or stock appreciation rights.

Unless otherwise determined by the Compensation Committee, in the event that a named executive officer’s employment terminates as a result of Retirement before the expiration of a stock option or stock appreciation right, the named executive officer would have the right to exercise the stock option or stock appreciation right within the next 12 months following Retirement, or such other period as determined by the Compensation Committee, but not later than the expiration of the term of the stock option or stock appreciation right. Unless otherwise determined by the Compensation Committee, in the event of a termination of employment due to death or Disability before the expiration of a stock option or stock appreciation right, a named executive officer (or his successor or legal representative) would have the right to exercise the stock option or stock appreciation right within the next 12 months following such event, or such other period as determined by the Compensation Committee, but not later than the expiration of the term of the stock option or stock appreciation right.

Upon a termination of employment for any reason, other than death or Disability, each named executive officer’s rights under any restricted stock award would immediately terminate, and any restricted stock award with unlapsed restrictions would be forfeited to the Company without payment of any consideration. Unless otherwise determined by the Compensation Committee, in the event that a named executive officer’s employment terminates as a result of death or Disability, all unvested restricted stock awards would immediately vest and would no longer be subject to any restrictions.

Upon a termination of employment for any reason, other than death or Disability, each named executive officer’s rights under any outstanding performance-based awards would immediately terminate, and any outstanding performance-based awards would be forfeited.

2019 DIRECTOR COMPENSATION

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Helvey III	$—	$165,000	$—	$—	$—	$—	$165,000
David H. Klein	$—	$160,000	$—	$—	$—	$—	$160,000
Valerie Rahmani	$—	$160,000	$—	$—	$—	$—	$160,000
Daniel J. Sullivan	$—	$250,000	$—	$—	$—	$—	$250,000
Owen J. Sullivan	$—	$150,000	$—	$—	$—	$—	$150,000

(1)

At the election of the directors, the director fees for 2019 were paid in the form of deferred stock units granted under the 2010 Equity Award Plan and deposited into the Director Deferred Compensation Plan. Awards vest ratable throughout the year and were fully vested as of December 31, 2019.

As of December 31, 2019, Mr. Daniel J. Sullivan had been granted 40,000 shares of Company restricted stock. This restricted stock vests upon retirement from the Board. Mr. Klein, who was appointed to the Board in September 2012, Mr. Helvey and Ms. Rahmani, who were appointed to the board in November 2015, and Mr. Owen Sullivan, who was appointed in February 2017, have not received any grants of restricted shares.

As of December 31, 2019, the directors had the following number of stock options outstanding: Helvey (0), Klein (33,096), Rahmani (0), Daniel J. Sullivan (140,000), and Owen J. Sullivan (0).

In 2010, the Company’s shareholders approved the Non-Employee Director Deferred Compensation Plan (“Director Deferred Compensation Plan”). Although no set benefits or amounts were granted under this Plan in 2019, the Director Deferred Compensation Plan allows non-employee directors the ability to defer up to 100% of their total director compensation. Beginning January 1, 2018, the Board elected to eliminate cash payments and take their compensation wholly in deferred stock units, which are granted under the 2010 Equity Award Plan and deposited into the Director Deferred Compensation Plan. Grants were made at the beginning of 2019 and vested quarterly throughout the year, each vesting equal to one-quarter of the total fees due to each director.

For 2019, base compensation for each board member totaled $150,000. The chairman of the Board of Directors (Mr. Daniel J. Sullivan) also received a $100,000 annual fee. The chairman of the Audit Committee (Mr. Helvey) received a $15,000 annual fee, and the Chair of the Compensation Committee (Ms. Rahmani) received a $10,000 annual fee, while the Chairman of the Nominating and Governance Committee (Mr. Klein) received an annual fee of $10,000. Directors are reimbursed for expenses they incur while attending Board and committee meetings. As previously noted, all fees for 2019 were paid in the form of deferred stock units. Mr. Crumlish and Mr. Gydé did not receive any additional compensation for their services as a director.

The Company has adopted stock ownership guidelines requiring each independent director to own Company shares valued at five times the director’s annual fee.

The Director Deferred Compensation Plan is administered by the Compensation Committee in accordance with Section 409A of the Internal Revenue Code. All amounts credited to the participant are invested, as approved by the Compensation Committee, and the participant is credited with the actual earnings of the investments. Company contributions, including investment earnings, may be in cash or the stock of the Company. Plan participants have an immediate 100% non-forfeitable right to the value of their contributions. If a participant does not make an election in the time and manner specified in the Plan, payment of the vested value of his or her account will be paid in shares for share units owned, and in cash for the cash balance in their account. A participant’s eligibility terminates upon retirement or resignation from service.

Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The compensation for our CEO in 2019 was approximately 30 times the median pay of our employees.

Our CEO to median employee pay ratio is calculated in accordance with the SEC’s rules and regulations under item 402(u) of Regulation S-K. We identified the median employee by examining the 2019 total cash compensation for all individuals, excluding our CEO, who were actively employed by us on December 31, 2019, the last day of our fiscal year. We included full-time, part-time, and seasonal employees. For employees who were not located in the U.S., we converted their total cash compensation from local currencies to U.S. dollars by using the 2019 average currency exchange rates per www.irs.gov (https://www.irs.gov/individuals/international-taxpayers/yearly-average-currency-exchange-rates). We did not make any other assumptions, adjustments, or estimates with respect to the total cash compensation, and we did not annualize the compensation for any employees who were not employed by us for all of 2019. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. We selected a new median employee in 2019 as compared with 2018.

After identifying the median employee based on total cash compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2019 Summary Compensation Table in this proxy statement.

As illustrated in the table below, our 2019 CEO to median employee pay ratio is 30:1:

	Filip J.L. Gydé, President and CEO	Median CTG Employee
Salary	$395,508	$41,265
Overtime Pay	$—	$6,548
Stock Awards	$449,995	$—
Non-Equity Incentive	$497,303	$—
All Other Compensation	$70,945	$—

Annual Total Compensation	$1,413,751	$47,813

Ratio	29.57	1.00

Directors’ and Officers’ Liability Insurance

The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors’ and officers’ liability insurance to provide indemnification for the Company and all its directors and officers. The current liability insurance policies, with a policy period effective May 1, 2020, were issued by The Chubb Group of Insurance Companies, Allied World Assurance Company (U.S.) Inc., Argo Group International Holdings, Ltd and XL Specialty Insurance Company (AXA) at an annual premium of $593,544.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of the Company’s common stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on the Company’s review of copies of the Section 16(a) reports furnished to it and written representations that no other reports were required, no director, executive officer or beneficial owner of more than ten percent of the outstanding common stock of the Company failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act.

PROPOSAL 2—APPROVAL OF

NON-BINDING RESOLUTION ON

EXECUTIVE COMPENSATION

We are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers, as disclosed in this proxy statement.

As required by Section 14A of the Exchange Act, shareholders have an opportunity to cast an advisory vote on compensation of executives as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal year 2019 executive compensation programs and policies and the compensation paid to the named executive officers. At the Company’s annual meeting in 2017, the majority of our shareholders voted to advise us to include a Say-on-Pay proposal every year, and the Board of Directors determined that the Company will hold an advisory shareholder vote on the compensation of executives every year. This non-binding, advisory vote on the frequency of Say-on-Pay proposals must be held at least once every six years. The next such vote is expected to be held at the Company’s annual meeting in 2023.

At the July 2019 annual meeting, shareholders were asked to approve the Company’s fiscal 2018 executive compensation programs. Of those who voted for or against, over 85% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2018 meeting, the Compensation Committee carefully reviewed the Company’s executive compensation practices. The Committee concluded that the Company’s existing executive compensation programs continue to be the most appropriate for the Company and effective in rewarding executives commensurate with business results.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders and is consistent with our commitment to high standards of corporate governance.

The Board of Directors Recommends a vote “FOR” approval of the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against, the proposal.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, it will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee will take into account the outcome of this advisory vote when considering future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE

APPROVAL OF THIS RESOLUTION

PROPOSAL 3—RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Auditors and Fees

The Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm to audit the Company’s financial statements for fiscal 2020. In 2019 the Audit Committee first appointed Grant Thornton as the independent registered public accounting firm for the Company thereby replacing KPMG LLP who served as such in 2018. Ratification by our shareholders of the selection of Grant Thornton as our independent registered accounting firm is not required by our By-laws or otherwise. However, the Board is submitting the selection of Grant Thornton as a matter of good corporate practice. Approval of the proposal requires a majority of the votes cast on the proposal. If our shareholders fail to ratify this selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative of Grant Thornton will be present at the annual meeting of shareholders. The representative will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. To the best of the Company’s knowledge, no member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee. The Audit Committee has determined that the provision of services described under “All Other Fees,” below is compatible with maintaining the independent registered public accounting firm’s independence.

Audit Fees—The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for the last fiscal year, including the Company’s foreign subsidiaries, the reviews of the financial statements included in the Company’s Form 10-Qs, and services rendered in connection with the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations were approximately $640,326 in 2019. Similarly, in 2018, fees billed by KPMG LLP totaled $752,691.

Audit-Related Fees—There were no fees billed for assurance and related services rendered by Grant Thornton LLP in 2019 or by KPMG LLP in 2018 that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees—There were a total of $20,315 of tax fees for compliance, tax advice and tax planning provided by Grant Thornton LLP in 2019, and none by KPMG LLP in 2018.

All Other Fees—No other fees were paid to Grant Thornton in 2019.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not established a pre-approval policy for these services. The Audit Committee pre-approves each particular service on a case-by-case basis as set forth in the Audit Committee’s charter. In addition, the independent registered public accounting firm is required to confirm that such services does not impair its independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS

VOTE FOR THE APPROVAL OF THIS RESOLUTION

PROPOSAL 4—APPROVAL AND RATIFICATION OF THE

COMPUTER TASK GROUP, INCORPORATED 2020 EQUITY AWARD PLAN

At the annual meeting, shareholders are being asked to consider and take action upon a proposal to approve and ratify the Company’s 2020 Equity Award Plan (the “Plan”). The Plan is intended to replace the Company’s 2010 Equity Award Plan (the “2010 Plan”) which terminated according to its terms on May 11, 2020.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Participants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Participants to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options (“ISOs”) or Non-statutory Stock Options (“NSOs”)), Stock Appreciation Rights (“SARs”), Restricted Stock Grants, Stock Units and/or Other Equity Awards (each as defined in the Plan).

As of August 7, 2020, the Company and its subsidiaries had approximately 150 employees (including officers) and five independent directors eligible to participate in the 2020 Plan and had approximately 85 employees and five independent directors who held outstanding awards. As of August 7, 2020, the closing price of CTG common stock was $4.75 per share.

DESCRIPTION OF THE PLAN

The following paragraphs provide a summary of the principal features of the Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Plan which is attached hereto as Appendix A. Unless otherwise indicated herein, capitalized terms shall have the meaning set forth in the Plan.

Awards

The Plan permits the grant of ISOs, NSOs, SARs, restricted stock grants, stock units, other equity awards or any combination of the foregoing. The terms and conditions of each award will be set forth in a written agreement or notice.

Shares Subject to the Plan—Limits for Awards

The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares or reacquired shares, bought on the market or otherwise. The maximum number of Shares that are issued under the Plan cannot exceed the Share Limit as may be adjusted under Section 12 of the Plan. For purposes of the Plan and subject to adjustment as provided in Section 12, (i) the Share Limit is the sum of (A) 1,950,000 Shares plus any Shares that are available for awards under the 2010 Plan as of the Stockholder Approval Date (the date the Company’s shareholders approve the Plan) and (B) any Shares underlying awards outstanding under the 2010 Plan that, on or after the Stockholder Approval Date, expire or are canceled, forfeited or terminated without issuance to the holder thereof of the full number of Shares to which the award related and thereupon become available for grant under the Plan pursuant to Section 5(c) of the Plan and (ii) the ISO Limit cannot exceed 25,000 Shares. If the Plan is approved by the shareholders to add 1,950,000 shares of common stock for issuance under the Plan, the additional authorized shares will be registered under the Securities Act of 1933, as amended, on Form S-8 as soon as practicable after the shareholder approval.

In addition, a Participant who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Code Section 422, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Company or the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Award of Options, a Participant agrees in advance to such disqualifying action(s).

Annual Limitations on Awards to Non-Employee Directors

Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Shares to an individual as compensation for services as a Non-Employee Director together with cash compensation paid to the Non-Employee Director, shall not exceed $400,000.00 in any calendar year.

Term

The Plan is effective on the Stockholder Approval Date and no Awards may be granted under the Plan before the Stockholder Approval Date. If the Stockholder Approval Date does not occur before the first (1st) anniversary of the date the Board adopts the Plan (the “Adoption Date”), then the Plan shall terminate on such first (1st) anniversary without any Awards being issued hereunder. If the Stockholder Approval Date occurs before the first (1st) anniversary of the Adoption Date, then the Plan shall terminate on the tenth (10th) anniversary of the Adoption Date. In all cases, the Plan may be terminated on any earlier date other than what is specified above pursuant to Section 16(b) of the Securities Exchange Act of 1934 as amended. No new awards may be granted under the 2010 Plan as of the Stockholder Approval Date.

Administration

The Plan is administered by the Compensation Committee of the Board or such other committee or subcommittee as may be appointed by the Board (the “Committee”) for the purpose of administering the Plan; provided, however, that the Committee shall consist of two or more members of the Board, each of whom shall qualify as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and as an “independent director” under applicable stock exchange or NASDAQ rules. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have a membership composition to the extent required to enable Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.

The Board or the Committee may also appoint one or more separate committees of the Board, each composed of directors of the Company, who need not qualify under Rule 16b-3, that may (i) administer the Plan with respect to Participants who are not Section 16 Persons, (ii) grant Awards under the Plan to such Participants and (iii) determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may (i) authorize Awards to Employees (who are not Section 16 Persons) within parameters specified by the Board or the Committee and consistent with any limitations imposed by applicable law, (ii) determine not to effect an Award or cancel an Award to an Employee (who is not a Section 16 Person) who fails to satisfy the eligibility criteria for such Award at the time of grant, or (iii) determine the degree of satisfaction of Performance Criteria (or other objective/subjective goals (if any)) applicable to an Award to an Employee (who is not a Section 16 Person) and/or reduce the amount of compensation otherwise to be paid or earned in connection with an Award based upon the degree of satisfaction of Performance Criteria (or other objective/subjective goals (if any)), provided that no such reduction may be made after a Change in Control.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation: (i) determining Participants who are to receive Awards under the Plan; (ii) determining the type, number, vesting requirements, Performance Criteria (or other objective/subjective goals (if any)) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards; (iii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award Agreement; (iv) accelerating the vesting or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate; (v) determining whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the Participant; (vi) permitting or denying, in its discretion, a Participant’s request to transfer an Award; (vii) permitting or requiring, in its discretion, a Participant to use Cashless Exercise, Net Exercise and/or Share withholding with respect to the payment of any Exercise Price and/or applicable tax withholding; (viii) interpreting the Plan and any Award Agreements; (ix) making all other decisions relating to the operation of the Plan; and (x) granting Awards to Participants who are performing services outside the United States on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

Additionally, the Committee may delegate the authority to take any of the actions set forth in Section 3(b) of the Plan, to any Officer or group of Officers of the Company; provided that such delegation is consistent with applicable law and the guidelines established by the Committee from time to time.

Eligibility to Receive Awards

Only Employees, Consultants and Non-Employee Directors shall be eligible for designation as Participants by the Committee. In addition, only Participants who are common-law employees of the Company or a Subsidiary are eligible for the grant of ISOs. A Participant, or a transferee of a Participant, shall have no rights as a shareholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such Participant or transferee, as applicable, becomes entitled to receive such Common Stock, has satisfied any applicable tax withholding obligations relating to the Award and the Common Stock has been issued to such Participant or transferee, as applicable. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 12 of the Plan.

Minimum Vesting Limitation

All Awards granted under the Plan, other than (x) Substitute Awards and (y) Restricted Stock Grants or Awards of Stock Units that a Non-Employee Director has elected to receive in lieu of payment of all or a portion of his or her annual cash retainer and/or any other cash fees, shall be subject to the Minimum Vesting Condition;

provided, that the Minimum Vesting Condition shall not be required for Restricted Stock Grants, Stock Units and Other Equity Awards to the extent that the number of Shares underlying such Awards do not in the aggregate exceed, at the time the Award is granted, the product of five percent (5%) multiplied by the Share Limit set forth in Section 5(a) of the Plan.

No Repricing

Outstanding Options or SARs may not be Re-Priced without the approval of Company shareholders.

Stock Options

Each option granted under the Plan will be subject to the following terms and conditions:

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Number of Shares and Exercise Price. The number of Shares that are subject to an Option will be specified in an Award Agreement. The Committee will set the Exercise Price of an Option which may not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders in the case of ISOs) of a share on the date of grant.

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Form of Consideration. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash (or check) at the time when such Shares are purchased by the Participant, except as follows: (i) in the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Award Agreement; and (ii) in the case of an NSO granted under the Plan, the Committee may, in its discretion at any time (and as set forth in the applicable Award Agreement or otherwise), accept payment in any form(s) described in the Plan. The Committee may permit payment for all or a part of the Exercise Price to be made with Shares which have already been owned by the Participant for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Committee may also permit payment for all or a part of the Exercise Price to be made through Cashless Exercise or through Net Exercise. Finally, the Committee may allow payment to be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

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Exercise of the Option. Subject to Section 4(q) of the Plan, an Option may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. An Award Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Award Agreement shall also specify the term of the Option; provided, that the term of an Option shall in no event exceed ten (10) years from its date of grant (and may be for a shorter period of time than ten (10) years). An Award Agreement may provide for vesting in the event of the Participant’s Retirement, death, or Disability or, subject to Section 4(p) of the Plan, other events. Notwithstanding anything to the contrary, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Award Agreement. An Award Agreement may permit a Participant to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. An Award Agreement may also provide that the Company may determine to issue an equivalent value of cash in lieu of issuing some or all of the Shares that are being purchased upon an Option’s exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one (1) Option exercise.

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Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding Options without the approval of Company shareholders. No modification of an Option shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Option.

Stock Appreciation Rights

Each SAR granted under the Plan will be subject to the following terms and conditions:

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Specified Price, Modification and other Terms. An Award Agreement will specify the price and the number of Shares to which the SAR pertains. Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of stock appreciation rights granted by another issuer, the Exercise Price of a SAR may not be less than 100% of the Fair Market Value on the date of grant of the SAR. An Award Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of a SAR. In addition, SARs will be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Criteria). Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding SARs without the approval of Company shareholders. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.

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Exercise of the SAR. Each award of a SAR will be subject to a date when all or any installment of the SAR is to be exercisable. No SAR may have a term of more than 10 years from the date of grant. Upon exercise of an SAR, a participant will be entitled to the following amount: (i) the difference between the Fair Market Value of a share on the date of exercise over the Exercise Price; times (ii) the number of shares with respect to which the SAR is exercised.

•	Form of Payment of Award. Upon the exercise of an SAR, the Company may pay the amounts of the award in cash, Shares or a combination thereof as the Committee may decide.

Restricted Stock

Each share of restricted stock granted under the Plan will be subject to the following terms and conditions:

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Restrictions, Vesting and Modification of Restricted Stock Grants. Each Restricted Stock Grant awarded under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Criteria). The provisions of the Award Agreements entered into under the Plan need not be identical. An Award Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 12 of the Plan. Restricted Stock Grants may be issued with or without the payment of cash consideration under the Plan. Each Restricted Stock Grant shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement (which conditions shall be subject to the minimum vesting requirements of Section 4(p) of the Plan, as applicable). An Award Agreement may provide for vesting in the event of the Participant’s Retirement, death, or Disability or, subject to Section 4(p), other events. The Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including shares granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.

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Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. However, any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not count toward the Share Limit.

Stock Units

Each performance award granted under the Plan will be subject to the following terms and conditions:

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Grant, Vesting and Modification of Stock Units. An Award Agreement shall specify the number of Shares to which the Stock Unit Award pertains and is subject to adjustment of such number in accordance with Section 12 of the Plan. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients. Each Award of Stock Units shall be subject to vesting conditions (unless such Stock Unit is granted to a Non-Employee Director under a director compensation deferral program with respect to otherwise earned and vested compensation, in which case such Stock Unit need not be subject to vesting conditions). Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement which conditions may include Performance Criteria but in all cases shall be subject to the minimum vesting requirements of Section 4(p) of the Plan, as applicable. An Award Agreement may provide for vesting in the event of the Participant’s Retirement, death, or Disability or, subject to Section 4(p) of the Plan, other events. The Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.

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Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in an Award Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty (30) days after vesting. The Award Agreement may provide that distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law and subject to compliance with Code Section 409A, if applicable, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12 of the Plan.

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Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one (1) Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units shall be subject to the same vesting conditions and restrictions as the Stock Units to which they attach. Dividend equivalents converted into additional Stock Units shall not count toward the Share Limit.

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Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

Other Stock-Based Awards

The Committee may in its discretion issue Other Equity Awards to Participants. The terms and conditions of any such Awards shall be evidenced by an Award Agreement between the Participant and the Company. Settlement of Other Equity Awards may be in the form of Shares and/or cash as determined by the Committee.

New Plan Benefits

Awards under the Plan are at the discretion of the Committee. Accordingly, future awards under the Plan are not determinable. Please see the section entitled “Compensation Discussion and Analysis” for grants made to each of the named executive officers under the 2010 Plan during 2019.

Compliance with Code Section 409A

Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted thereunder are intended to comply with, or be exempt from, the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the applicable regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service the Participant is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first (1st) business day of the seventh (7th) month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A. Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “nonqualified deferred compensation” subject to Code Section 409A) would be accelerated upon the occurrence of (x) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Code Section 409A; or (y) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Code Section 409A.

Amendments to the Plan

The Committee may amend or terminate the Plan (or may amend an Award Agreement) at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination of the Plan or amendment of an Award Agreement shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award; provided, no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any applicable law or regulation or to meet the requirements of any accounting standard. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.

Effect of a Change in Control

In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with consideration or, solely in the case of an underwater Option or SAR, without consideration, in all cases, without the consent of the Participant and outstanding Awards do not have to all be uniformly treated the same way. In the event of a Change in Control in which the outstanding Awards are not continued, assumed, or substituted by the surviving corporation, (i) the vesting of all Options and SARs shall be accelerated in full (provided such Awards have not already terminated or expired), (ii) the restrictions applicable to all outstanding Restricted Stock Grants, Stock Units, or Other Equity Awards shall lapse and such awards shall be settled in full within 45 days of the Change in Control, and (iii) all outstanding Awards that are subject to performance-based forfeiture conditions will become fully vested at the target performance level (as specified by the Committee) and will be settled within 45 days of the Change in Control unless such Awards are subject to the provisions of Code Section 409A

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax consequences of awards under the Plan are summarized below. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change if those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s own tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise, vesting or settlement of an award or the disposition of shares of our common stock acquired as a result of an award. The Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Non-statutory Stock Options

The grant of a non-statutory stock option with an exercise price equal to the fair market value of the shares of our common stock on the date of grant has no immediate federal income tax effect. The participant will not recognize any taxable income and we will not receive a tax deduction at the time of grant. In addition, the vesting of the option will not have any federal income tax effect.

When the participant exercises the vested option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price. If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of income recognized. We will receive a tax deduction equal to the amount of income recognized.

When the participant sells the shares of our common stock obtained from exercising a non-statutory stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

Incentive Stock Options

When a participant is granted an ISO, or when the ISO vests, or when the participant exercises the ISO, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax) and we will not receive a tax deduction.

If the participant holds the shares of our common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the option will be treated as a non-statutory stock option, and the participant will recognize taxable income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain. We will only receive a tax deduction if the shares are disposed of during this holding period. The deduction will be equal to the amount of taxable income the participant recognizes.

Stock Appreciation Rights

Where SARs are granted with an exercise price equal to the fair market value of our stock on the grant date, the grant has no immediate federal income tax effect for either the participant or us, nor does the vesting of such SAR. The participant will recognize taxable income upon the exercise of the vested right equal to the fair market value of the shares of our common stock or cash received upon such exercise. If the participant receives shares of our stock, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Restricted Stock

Generally, a participant who receives restricted stock that is vested upon grant will recognize taxable income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received, the participant generally will not recognize taxable income until the stock becomes vested, at which time the participant will recognize taxable income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock. A participant may, however, file an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days of his or her receipt of the unvested restricted stock award to recognize taxable income, as of the date the participant receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the participant in exchange for the stock.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any taxable income recognized either when the stock is received or when the stock becomes vested. Any gain or loss in excess of the participant’s basis will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant and will also be entitled to a deduction for dividends or dividend equivalents paid to the participant (if any) on stock that has not vested.

Stock Units

Generally, a participant who receives a stock unit structured to conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) will recognize taxable income at the time the stock or cash is delivered equal to the excess, if any, of the fair market value of the shares of our common stock or the cash received over any amount paid by the participant. If the stock unit does not conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) then, in addition to the tax treatment described above, the participant will owe an additional 20% tax and interest on any taxes owed.

If the participant receives shares of our stock in settlement of a stock unit then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term depending on how long the shares have been held).

If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Dividends and Dividend Equivalents

If a participant has not filed an election under Section 83(b) of the Code with respect to an award of restricted stock or performance shares, any dividends received by the participant with respect to such awards that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant. If a participant is entitled to dividend equivalents with respect to an award of restricted stock units or performance units, the payment or settlement of such dividend equivalents will generally be treated as compensation that is taxable as ordinary income to the participant. If the participant is employed by the Company or any of its Subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Section 409A

Section 409A applies to compensation plans providing deferred compensation to employees, directors and consultants, and potentially could apply to the different awards available under the Plan. Failure to comply with Section 409A with respect to a specific award, in the absence of an applicable exemption, could result in current income taxation to the recipient for all amounts deferred as part of that award as well as the imposition of an additional 20% tax and interest on any underpayment of tax. In general, Section 409A should not apply to incentive stock options, nonqualified stock options and stock appreciation rights (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A may apply to restricted stock units, performance units, performance share units and performance cash.

Section 162(m)

Code Section 162(m) limits the deduction for compensation that is paid to a “covered employee” for a taxable year to $1,000,000. This may apply to tax deductions otherwise available to the Company and its Subsidiaries in connection with different awards under the Plan. A “covered employee” means any individual who (i) is the principal executive officer or the principal financial officer of the Company at any time during the taxable year, or (ii) is among the three other highest compensated officers of the Company for the taxable year (other than the Company’s principal executive officer and principal financial officer), or (iii) was a covered employee of the Company for any preceding taxable year beginning after December 31, 2016.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS

VOTE FOR THE APPROVAL OF THIS RESOLUTION

OTHER INFORMATION RELATED TO THE 2020 ANNUAL MEETING

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company’s shares, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in so doing.

No person who has been a director or executive officer of the Company at any time since the beginning of the last fiscal year has any substantial interest in any matter to be acted upon at the 2020 annual meeting, other than elections to office.

SHAREHOLDER PROPOSALS

Our By-laws require shareholders to give the Company advance notice of any proposal to be submitted at an annual meeting of shareholders (See “Procedure for Shareholders to Nominate Directors”). The By-laws prescribe the information to be contained in any such notice. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder in accordance with the procedure set forth below. Subject to the rights of the holders of any class or series of stock having a preference over the Company’s common stock as to dividends or upon liquidation, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company by at the principal executive offices of the Company no later than 5:30 pm, Buffalo time, on a date not later than 90 and not earlier than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder of record to be timely must be so received no earlier than 5:30 pm, Buffalo time, on the 120th day prior to the date of the annual meeting and no later than 5:30 pm, Buffalo time, on the later of (1) the 90th day before such annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting of shareholders for which notice has been given, commence a new time period (or extend any time period) for the giving of a notice by a shareholder under the Company’s By-laws. Nothing in the Company’s By-laws shall be deemed to affect any rights of shareholders to request inclusion of non-binding proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Company, the language of the proposed amendment; (2) a description of all agreements, arrangements and understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and (3) any material interest of any shareholder in such business.

Any such notice shall also set forth as to the shareholder giving the notice and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith (each, a “party”): (1) the name and address of such party; (2) a representation that the shareholder is, as of the date of such notice, a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (3) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such party as of the date of such notice; (4) a description of, as of the date of such notice, any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”), including the class, series and number of shares of the Company subject to such Derivative Instrument, directly or indirectly owned beneficially by each such party, and a description of, as of the date of such notice, any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, including the class, series and number of shares of the Company subject to such opportunity; (5) a description of, as of the date of such notice, any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Company; (6) any short interest or other borrowing arrangement in any security of the Company held by each such party (for purposes of this paragraph, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (7) a description of, as of the date of such notice, any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company; (8) a description of, as of the date of such notice, any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (9) a description of, as of the date of such notice, any performance-related fees (other than an asset-based fee), including the amount thereof, that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household; (10) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (11) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of common stock reasonably believed by such party, as the case may be, to be sufficient under applicable law to approve the proposal. For purposes of these By-laws, a person shall be deemed to be “acting in concert” with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the corporation in parallel with such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making process and (B) at least one additional factor suggests that persons intend to act in parallel, which additional factors may include attending meetings, conducting discussions or making or soliciting invitations to act in parallel.

A shareholder providing notice of a business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for such annual meeting and as of the date that is ten business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than 5:30 pm, Buffalo time, on the date five business days after the record date for such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:30 pm, Buffalo time, on the date five business days prior to the date for such annual meeting, if practicable (or, if not practicable, on the first practicable date prior to such annual meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

The 2021 annual meeting of shareholders is tentatively scheduled for July 22, 2021. For all shareholder proposals made outside of Rule 14a-8 of the Exchange Act and for all shareholder nominations for director, our Restated By-laws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders, which shall include the information required by our Restated By-Laws as described above. If the 2021 annual meeting is held as currently scheduled, for proposals made outside of Rule 14a-8 and for director nominations to be submitted at the 2021 annual meeting, to be timely, shareholders’ notices, including the required information described above, must be given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company by 5:30 pm, Buffalo time, at the principal executive offices of the Company no earlier than March 25, 2021 and no later than April 24, 2021.

Proposals of shareholders that are intended to be included in the Company’s proxy statement relating to its July 22, 2021 annual meeting of shareholders pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices not later than April 15, 2021.

Incorporation by Reference.

The Compensation Committee Report, the Audit Committee Report, and references to the independence of directors are not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates any such information into a document that is filed.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 2020 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

August 13, 2020

By Order of the Board of Directors

APPENDIX A

2020 EQUITY AWARD PLAN

COMPUTER TASK GROUP,

INCORPORATED

2020 EQUITY AWARD PLAN

SECTION 1

INTRODUCTION

The Board adopted the Plan effective as of the Adoption Date. The Plan will become effective on the Stockholder Approval Date if such stockholder approval occurs before the first (1st) anniversary of the Adoption Date.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Participants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Participants to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants, Stock Units and/or Other Equity Awards.

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in the Plan or any applicable Award Agreement.

SECTION 2

DEFINITIONS

(a) “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

(b) “Adoption Date” means May 5, 2020.

(c) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than fifty percent (50%) of such entity. For purposes of determining an individual’s “Continuous Service,” this definition shall include any entity other than a Subsidiary if the Company and/or one or more Subsidiaries own not less than fifty percent (50%) of such entity.

(d) “Award” means any award of an Option, SAR, Restricted Stock Grant, Stock Unit or Other Equity Award under the Plan.

(e) “Award Agreement” means an agreement between the Company and a Participant evidencing the award of an Option, SAR, Restricted Stock Grant, Stock Unit or Other Equity Award as applicable.

(f) “Board” means the Board of Directors of the Company.

(g) “Cashless Exercise” means, to the extent authorized by the Committee in an Award Agreement or otherwise and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 15(b).

(h) “Cause” means, unless otherwise provided in the Participant’s employment agreement, change in control agreement, any applicable Award Agreement, or any other agreement between the Participant and the Company, a finding by the Board, with notice in writing to the Participant setting forth in reasonable detail its reasons, that any of the following conditions exist:

(i) the Participant’s willful and continued failure substantially to perform his or her duties as an employee of the Company (other than as a result of the Participant’s Disability);

(ii) a willful act or omission by the Participant constituting fraud or other malfeasance, including without limitation acts of dishonesty constituting a felony offense under the laws of the United States or any state thereof (other than for a violation of motor or vehicular laws), and any act or omission by the Participant constituting immoral conduct, which in any such case is injurious to the financial condition or business reputation of the Company;

(iii) the Participant’s willful breach in a substantive and material manner of his or her fiduciary duty or duty of loyalty to the Company which is injurious to the financial condition or business reputation of the Company; or

(iv) a material breach by the Participant of the provisions of his or her agreement with the Company relating to confidentiality and proprietary information and trade secrets.

For purposes of this definition, an act or failure to act will be deemed “willful” only if it is effected by the Participant not in good faith and without a reasonable belief that his or her action or failure to act was in or not opposed to the Company’s best interests.

(i) “Change in Control” except as may otherwise be provided in a Participant’s employment agreement, change in control agreement, or applicable Award Agreement (and in such case the employment agreement, change in control agreement, or Award Agreement shall govern as to the definition of “Change in Control”), means the consummation of any one or more of the following:

(i) The sale of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

(ii) The merger or consolidation, or other reorganization or recapitalization of the Company with or into one or more entities that is not a Subsidiary or other affiliate, as a result of which less than fifty (50%) of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by, and in the same proportions as, stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Company);

(iii) Any person or group is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than thirty percent (30%) of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise) (for the purposes of this clause (iii), a member of a group will not be considered to be the Beneficial Owner of the securities owned by other members of the group);

(iv) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Board member was approved by a vote of at least three-quarters (3/4) of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved); or

(v) The liquidation or dissolution of the Company.

(j) “Change in Control Period” means the period from the date that is six (6) months prior to a Change in Control through the date that is twenty-four (24) months following such Change in Control.

(k) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(l) “Committee” means a committee described in Section 3.

(m) “Common Stock” means the Company’s common stock, $0.01 par value per Share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(n) “Company” means Computer Task Group, Incorporated, a New York corporation.

(o) “Consultant” means an individual or entity which performs bona fide services to the Company, a Subsidiary or an Affiliate, other than as an Employee or Non-Employee Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

(p) “Continuous Service” means uninterrupted service as an Employee, Non-Employee Director or Consultant. Continuous Service will be deemed terminated as soon as the entity to which Continuous Service is being provided is no longer any of (i) the Company, (ii) a Subsidiary or (iii) an Affiliate. A Participant’s Continuous Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Employee’s outstanding ISOs are eligible to continue to qualify as ISOs (and not become NSOs), an Employee’s Continuous Service will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Continuous Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Continuous Service, and when Continuous Service commences and terminates for all purposes under the Plan. For avoidance of doubt, a Participant’s Continuous Service shall not be deemed terminated if the Committee determines that (A) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary or Affiliate in which the Company or a Subsidiary or Affiliate is a party is not considered a termination of Continuous Service, (B) the Participant transfers between service as an Employee and service as a Consultant or other personal service provider (or vice versa), or (C) the Participant transfers between service as an Employee and that of a Non-Employee Director (or vice versa). The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Continuous Service for purposes of any affected Awards, and the Committee’s decision shall be final, conclusive and binding.

(q) “Disability” means, unless otherwise provided in the Participant’s employment agreement, change in control agreement, or any applicable Award Agreement, (i) for all ISOs, the permanent and total disability of a Participant within the meaning of Code Section 22(e)(3), and (ii)) for all other Awards, the meaning given that term by the group disability insurance, if any, maintained by the Company for its employees or otherwise shall mean the complete inability of the Participant, with or without reasonable accommodation, to perform his or her duties with the Company or any Subsidiary on a full-time basis as a result of physical or mental illness or personal injury that he or she has incurred for more than 12 weeks in any 52-week period, whether consecutive or not, as determined by an independent physician selected with the approval of the Company, or any Subsidiary, and the Participant.

Any question as to the existence of the Participant’s physical or mental incapacitation as to which the Participant or the Participant’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant or the Participant’s representative, as applicable, and the Company. If the Participant or the Participant’s representative, as applicable, and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) physician who shall make such determination in writing. The determination of “Disability” made in writing to the Company and the Participant or the Participant’s representative, as applicable, shall be final and conclusive for all purposes of the Awards granted to such Participant that remain outstanding at the time of determination of “Disability.”

(r) “Employee” means any individual who is a common-law employee of the Company, or of a Subsidiary or of an Affiliate. An employee who is also serving as a member of the Board is an Employee for purposes of this Plan.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exercise Price” means, (i) in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Award Agreement and (ii) in the case of a SAR, an amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

(u) “Fair Market Value” means the market price of a Share, determined by the Committee as follows:

(i) If the Common Stock is listed on a national securities exchange (such as the NYSE, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such Common Stock as reported on the primary exchange on which the Common Stock is listed and traded on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the Common Stock is not listed on national securities exchange but is quoted on an over-the-counter market at the time of determination, then the Fair Market Value shall be equal to the average of the closing bid and asked prices on the date of determination as reported by Nasdaq Stock Market, Inc. (“NASDAQ”) (or if there were no sales on such date, on the last date preceding such date on which a sale was reported), or, if bid and asked prices for the Common stock on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or the Committee; and

(iii) If the Common Stock is not listed on a national securities exchange or quoted on an over-the-counter market, then the Fair Market Value shall be the amount determined by the Committee in good faith, in its sole discretion, to be the fair market value of the Common Stock.

(v) “Fiscal Year” means the Company’s fiscal year.

(w) “GAAP” means United States generally accepted accounting principles as established by the Financial Accounting Standards Board.

(x) “Good Reason” means, unless otherwise provided in the Participant’s employment agreement, change in control agreement, or any applicable Award Agreement, the occurrence of one or more of the following events, provided that the Participant shall give the Company a written notice, within ninety (90) days following the initial occurrence of the event, describing the event that the Participant claims to be Good Reason and stating the Participant’s intention to terminate employment unless the Company takes appropriate corrective action:

(i) a material diminution in the Participant’s responsibilities, duties, title, reporting responsibilities within the business organization, status, role or authority;

(ii) a material reduction by the Company in the Participant’s annual base salary as in effect from time to time on or after a Change in Control;

(iii) a material reduction by the Company in the aggregate value of benefits provided to the Participant including all profit sharing, 401(k), retirement, pension, health, medical, dental, disability, insurance, automobile, severance, vacation, leave, reimbursement, and similar benefits), as in effect on the date of a Change in Control or as in effect after that date if those benefits have been increased;

(iv) a material breach by the Company of any provision of the Participant’s employment agreement, change in control agreement, applicable Award Agreement, or of any other agreement requiring the payment of compensation to the Participant;

(v) removal from, or failure to re-elect, the Participant to the Participant’s position as of the date of a Change in Control;

(vi) a requirement, in the Participant’s reasonable judgment, that the services required to be performed by the Participant would necessitate the Participant moving his or her residence at least 50 miles from the area of his or her place of employment as of the date of a Change in Control.

The Company shall have thirty (30) days following the date of receipt of the written notice from the Participant stating his or her claim of Good Reason in which to take appropriate corrective action. If the Company does not correct the Good Reason condition, the Company’s Good Reason termination will be deemed to have occurred on the day following the thirty (30) day period.

(y) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(z) “ISO Limit” means the maximum aggregate number of Shares that are permitted to be issued pursuant to the exercise of ISOs granted under the Plan as described in Section 5(a).

(aa) “Minimum Vesting Condition” means, with respect to an Award, that the full vesting of (or lapsing of restrictions on) such Award does not occur any more rapidly than on the first (1st) anniversary of the date of grant (or the date of commencement of employment or service, in the case of a grant made in connection with a Participant’s commencement of employment or service) (it being understood that the Award may not vest ratably over such one (1)-year period), in each case, other than (i) in connection with a Change in Control, or (ii) as a result of a Participant’s Retirement, death or Disability.

(bb) “Net Exercise” means, to the extent that an Award Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Participant in connection with the Participant’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Participant will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Participant. No fractional Shares will be created as a result of a Net Exercise and the Participant must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Participant may be further reduced if Net Exercise is utilized under Section 15(b) to satisfy applicable tax withholding obligations.

(cc) “Non-Employee Director” means a member of the Board who is not an Employee.

(dd) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(ee) “NYSE” means the New York Stock Exchange.

(ff) “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(gg) “Option” means an ISO or NSO granted under the Plan entitling the Participant to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Award Agreement.

(hh) Other Equity Award” means an award (other than an Option, SAR, Stock Unit or Restricted Stock Grant) which derives its value from the value of Shares and/or from increases in the value of Shares.

(ii) “Participant” means an Employee, Consultant or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.

(jj) “Performance Criteria” means specific levels of performance of the Company (and/or one or more of the Company’s Subsidiaries, Affiliates, divisions or operational and/or business units, business segments, administrative departments, or any combination of the foregoing) or any Participant, which may be determined in accordance with GAAP or on a non-GAAP basis including, but not limited to, one or more of the following measures: (i) revenue (or any component thereof), (ii) net income as a percentage of revenue, (iii) operating income, (iv) earnings per share, (v) share price, (vi) operating margin as a percentage of revenue, (vii) strategic team goals, (viii) net operating profit after taxes, (ix) net operating profit after taxes per share, (x) return on invested capital, (xi) return on assets or net assets, (xii) return on net assets employed before interest and taxes, (xiii) total stockholder return, (xiv) relative total stockholder return (as compared with a peer group of the Company established by the Committee prior to issuance of the Award), (xv) earnings before or after income taxes, interest charges, depreciation, amortization and/or rental expense, (xvi) net income, (xvii) cash flow (or any component thereof), (xviii) cash flow (or any component thereof) per share, (xix) free cash flow, (xx) free cash flow per share, (xxi) revenue growth, (xxii) cost containment or reduction, (xxiii) billings growth, (xxiv) customer satisfaction or any combination thereof, or such similar financial or other measures as may be adopted by the Committee.

(kk) “Plan” means this Computer Task Group, Incorporated 2020 Equity Award Plan, as it may be amended from time to time.

(ll) “Prior Plan” means the Company’s 2010 Equity Award Plan, as amended and restated.

(mm) “Qualifying Termination” means (i) a termination of a Participant’s Continuous Service by the Company, Subsidiary, or Affiliate by whom the Participant is employed without Cause or (ii) a termination of a Participant’s Continuous Service by the Participant for Good Reason.

(nn) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs and/or outstanding Other Equity Awards for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)). For avoidance of doubt, Re-Price also includes any exchange of Options or SARs for other Awards or cash.

(oo) “Restricted Stock Grant” means Shares awarded under the Plan as provided in the applicable Award Agreement.

(pp) “Retirement” means (a) the voluntary termination of Continuous Service by a Participant (other than an Outside Director) who is not resident in the European Union who: (i) has attained age 55 and has ten or more years of service with the Company and/or any Subsidiary or (ii) has attained age 65; or (b) in the case of any Outside Director, such Outside Director’s ceasing to be a member of the Board for any reason.

(qq) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(rr) “SEC” means the Securities and Exchange Commission.

(ss) “Section 16 Persons” means those Officers, Directors or other persons who are subject to Section 16 of the Exchange Act.

(tt) “Securities Act” means the Securities Act of 1933, as amended.

(uu) “Separation From Service” has the meaning provided to such term under Code Section 409A and the regulations promulgated thereunder. With respect to any Award that is considered “deferred compensation” subject to Code Section 409A, references in the Plan or in any Award Agreement to “termination of employment” (and substantially similar phrases) shall mean Separation From Service.

(vv) “Share” means one (1) share of Common Stock.

(ww) “Share Limit” means the maximum aggregate number of Shares that are permitted to be issued under the Plan as described in Section 5(a).

(xx) “Specified Employee” means a Participant who is considered a “specified employee” within the meaning of Code Section 409A.

(yy) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, appreciation in value over the Exercise Price with respect to a specific number of Shares, as provided in the applicable Award Agreement.

(zz) “Stock Unit” means a bookkeeping entry representing the equivalent of one (1) Share awarded under the Plan, as provided in the applicable Award Agreement.

(aaa) “Stockholder Approval Date” means the date that the Company’s stockholders approve this Plan.

(bbb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Stockholder Approval Date shall be considered a Subsidiary commencing as of such date

(ccc) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by an entity acquired by the Company or any Subsidiary or any Affiliate or with which the Company or any Subsidiary or any Affiliate combines.

(ddd) “Termination Date” means the date on which a Participant’s Continuous Service terminates.

SECTION 3

ADMINISTRATION

(a) Committee Composition. The Plan shall be administered by the Compensation Committee of the Board or such other committee or subcommittee as may be appointed by the Board from time to time for the purpose of administering this Plan; provided, however, that such committee shall consist of two or more members of the Board, each of whom shall qualify as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and as an “independent director” under applicable stock exchange or NASDAQ rules (the “Committee”). The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have a membership composition to the extent required to enable Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.

The Board or the Committee may also appoint one or more separate committees of the Board, each composed of directors of the Company, who need not qualify under Rule 16b-3, that may (i) administer the Plan with respect to Participants who are not Section 16 Persons, (ii) grant Awards under the Plan to such Participants and (iii) determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may (i) authorize Awards to Employees (who are not Section 16 Persons) within parameters specified by the Board or the Committee and consistent with any limitations imposed by applicable law, (ii) determine not to effect an Award or cancel an Award to an Employee (who is not a Section 16 Person) who fails to satisfy the eligibility criteria for such Award at the time of grant, or (iii) determine the degree of satisfaction of Performance Criteria (or other objective/subjective goals (if any)) applicable to an Award to an Employee (who is not a Section 16 Person) and/or reduce the amount of compensation otherwise to be paid or earned in connection with an Award based upon the degree of satisfaction of Performance Criteria (or other objective/subjective goals (if any)), provided that no such reduction may be made after a Change in Control.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:

(i) determining Participants who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements, Performance Criteria (or other objective/subjective goals (if any)) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award Agreement;

(iv) accelerating the vesting or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) determining whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the Participant

(vi) permitting or denying, in its discretion, a Participant’s request to transfer an Award;

(vii) permitting or requiring, in its discretion, a Participant to use Cashless Exercise, Net Exercise and/or Share withholding with respect to the payment of any Exercise Price and/or applicable tax withholding;

(viii) interpreting the Plan and any Award Agreements;

(ix) making all other decisions relating to the operation of the Plan; and

(x) granting Awards to Participants who are performing services outside the United States on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

Additionally, the Committee may delegate the authority to take any of the actions set forth in Section 3(b), to any Officer or group of Officers of the Company; provided that such delegation is consistent with applicable law and the guidelines established by the Committee from time to time.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4

GENERAL

(a) General Eligibility. Only Employees, Consultants and Non-Employee Directors shall be eligible for designation as Participants by the Committee.

(b) Incentive Stock Options. Only Participants who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Participant who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of

Code Section 422, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Company or the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Award of Options, a Participant agrees in advance to such disqualifying action(s).

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such Participant or transferee, as applicable, becomes entitled to receive such Common Stock, has satisfied any applicable tax withholding obligations relating to the Award and the Common Stock has been issued to such Participant or transferee, as applicable. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 12.

(e) Termination of Continuous Service. Unless the applicable Award Agreement or employment or consulting agreement provides otherwise (and in such case, the Award Agreement or employment or consulting agreement shall govern as to the consequences of a termination of Continuous Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Continuous Service:

(i) If the Continuous Service of a Participant is terminated for Cause, then all of his/her then-outstanding Options, SARs and unvested portions of all other Awards shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(ii) If the Continuous Service of a Participant is terminated due to the Participant’s Retirement, then all of the Participant’s then -outstanding unvested Options and SARs shall immediately be forfeited upon the date of termination due to Retirement and the Participant’s vested and outstanding Options and SARs shall remain exercisable until the earlier of (i) the twelve (12) months following the date of termination due to Retirement, and (ii) the date the Options or SARs expire. Further, if the Continuous Service of a Participant is terminated due to the Participant’s death or Disability, all of the Participant’s then-outstanding unvested Options, SARs, Restricted Stock Grants, Stock Units and Other Equity Awards shall immediately become fully vested and non-forfeitable on the date of death or termination due to Disability, except that if the Participant’s outstanding Award remains subject to performance-based forfeiture conditions immediately prior to the Participant’s date of death or termination due to Disability, “fully vested and non-forfeitable” shall mean full vesting at the designated target level. Further, the Options and SARs (both those vested prior to such occurrence and those that vest as a result of such death or termination due to Disability) shall remain exercisable until the earlier of (i) the twelve (12) months following the date of death or termination due to Disability, and (ii) the date the SARs or Options expire.

(iii) Notwithstanding anything in the Plan to the contrary, including the terms of Section 4(e)(iv) below, in the event that all outstanding Awards are continued, assumed, or substituted by the surviving corporation upon a Change in Control, as provided in Section 13(a), upon a Qualifying Termination during the Change in Control Period (i) all of the Participant’s outstanding continued, assumed, or substituted Options and SARs that are not yet fully exercisable shall immediately become exercisable in full upon the later of the date of the Change in Control or the date of the Qualifying Termination and shall remain exercisable for twelve (12) months following such date, (ii) all of the Participant’s continued, assumed, or substituted unvested Restricted Stock Grants, Stock Units and Other Equity Awards will immediately become fully vested and non-forfeitable upon the later of the date of the Change in Control or the date of the Qualifying Termination; and (iii) any performance objectives applicable to the Participant’s unvested continued, assumed, or substituted Awards for performance measurement periods not yet ended at the date of termination will be deemed to have been satisfied at the greater of the designated target level or the degree of satisfaction of Performance Criteria (or other objective/subjective goals (if any)) through the date of the Change in Control or Qualifying Termination, whichever is later, (with similar performance assumed to be achieved through the remainder of the performance period) in connection with the Award. This Section 4(e)(iii) shall supersede the standard vesting provision contained in an Award Agreement only to the extent that it results in accelerated vesting of the Award, and it shall not result in a delay of any vesting of an Award that otherwise would occur under the terms of the standard vesting provision contained in the Award Agreement.

(iv) if the Continuous Service of Participant is terminated for any reason other than (i) for Cause, (ii) due to Participant’s Retirement (except for Restricted Stock Grants, Stock Units and Other Equity Awards), death, or Disability, or (iii) due to a Qualifying Termination during the Change in Control Period, then the vested portion of his/her then-outstanding Options, SARs and, if applicable, Other Equity Awards may be exercised by such Participant within the lesser of the remaining term of such Option, SAR and, if applicable, Other Equity Awards and three (3) months after the Termination Date and all unvested portions of all then-outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(f) Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with, or be exempt from, the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the applicable regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service the Participant is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first (1st) business day of the seventh (7th) month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A. Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “nonqualified deferred compensation” subject to Code Section 409A) would be accelerated upon the occurrence of (x) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Code Section 409A; or (y) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Code Section 409A.

(g) Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or the Board) may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate or personal representative shall be entitled to exercise any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(h) Electronic Communications. An Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants (and executed by Participants) by electronic media.

(i) Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under the Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(j) Liability of Company. The Company (or members of the Board or the Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

(k) Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(l) Payment of Non-Employee Director Cash Fees with Equity Awards. If the Board affirmatively decides to authorize such a process, each Non-Employee Director may elect to receive a Restricted Stock Grant (or Stock Units) issued under the Plan in lieu of payment of all or a portion of his or her annual cash retainer and/or any other cash fees including, without limitation, meeting fees, committee service fees and participation fees. Any such elections made by a Non-Employee Director shall be effected no later than the time permitted by applicable law (and, if applicable, in order to be a valid deferral election under Code Section 409A) and in accordance with the Company’s insider trading policies and/or other policies. The aggregate grant date fair market value of any Restricted Stock Grants or Stock Units issued pursuant to this Section 4(l) is intended to be equivalent to the value of the foregone cash fees. Any cash fees not elected to be received as a Restricted Stock Grant or Stock Units shall be payable in cash in accordance with the Company’s standard payment procedures. The Board in its discretion shall determine the terms, conditions and procedures for implementing this Section 4(l) and may also modify or terminate its operation at any time.

(m) Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

(n) No Re-Pricing of Options or SARs. Notwithstanding anything to the contrary, outstanding Options or SARs may not be Re-Priced without the approval of Company stockholders.

(o) Governing Law. This Plan and (unless otherwise provided in the Award Agreement) all Awards shall be construed in accordance with and governed by the laws of the State of New York, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York to resolve any and all issues that may arise out of or relate to the Plan or any Award Agreement thereunder.

(p) Minimum Vesting. All Awards granted under the Plan, other than (x) Substitute Awards and (y) Restricted Stock Grants or Awards of Stock Units that a Non-Employee Director has elected to receive in lieu of payment of all or a portion of his or her annual cash retainer and/or any other cash fees, shall be subject to the Minimum Vesting Condition; provided, that the Minimum Vesting Condition shall not be required for Restricted Stock Grants, Stock Units and Other Equity Awards to the extent that the number of Shares underlying such Awards do not in the aggregate exceed, at the time the Award is granted, the product of five percent (5%) multiplied by the Share Limit set forth in Section 5(a).

(q) Assignment or Transfer of Awards.

(i) Each Award shall be exercisable only by the Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, the designation of a beneficiary (when permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the SEC (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for U.S. federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination Date under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(r) Awards to Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has Employees or Consultants, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Participants performing services outside the United States are eligible to participate in the Plan; (iii) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside or provide service outside the United States; (iv) establish sub-plans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable for legal or administrative reasons and (v) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals; provided, that the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute.

SECTION 5

SHARES SUBJECT TO PLAN AND SHARE LIMITS

(a) Basic Limitations. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares or reacquired shares, bought on the market or otherwise. The maximum number of Shares that are issued under this Plan cannot exceed the Share Limit as may be adjusted under Section 12. For purposes of the Plan and subject to adjustment as provided in Section 12, (i) the Share Limit is the sum of (A) 1,950,000 Shares plus any Shares that are available for awards under the Prior Plan as of the Stockholder Approval Date and (B) any Shares underlying awards outstanding under the Prior Plan that, on or after the Stockholder Approval Date, expire or are canceled, forfeited or terminated without issuance to the holder thereof of the full number of Shares to which the award related and thereupon become available for grant under the Plan pursuant to Section 5(c) and (ii) the ISO Limit cannot exceed 25,000 Shares.

(b) Annual Limitations on Awards to Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Shares to an individual as compensation for services as a Non-Employee Director together with cash compensation paid to the Non-Employee Director, shall not exceed $400,000.00 in any calendar year.

(c) Share Accounting. Except as otherwise provided in the next sentence, to the extent that an Award (or, if granted under the Prior Plan, award) (in each case, other than a Substitute Award or the equivalent thereof under the Prior Plan) expires or is canceled, forfeited, or terminated without issuance to the Participant of the full number of Shares to which such Award (or, if granted under the Prior Plan, award) related, the unissued Shares will again be available for grant under the Plan. In no event shall (i) Shares tendered or withheld on the exercise of Options (or, if granted under the Prior Plan, options) for the payment of the Exercise Price (or the equivalent thereof under the Prior Plan) (ii) Shares withheld to satisfy withholding taxes with respect to an Award (or, if granted under the Prior Plan, award), (iii) Shares not issued upon the settlement of a SAR (or, if granted under the Prior Plan, stock appreciation right) that settles in Shares (or could settle in Shares), or (iv) Shares purchased on the open market with cash proceeds from the exercise of Options or SARs (or, if granted under the Prior Plan, options or stock appreciation rights), again become available for other Awards under the Plan.

(d) Substitute Awards. Substitute Awards, including without limitation any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided in Section 6(e), Section 8(f), Section 9(e) or Section 10(e)), shall not count toward the Share Limit (but, for the avoidance of doubt, shall count against the ISO Limit), as applicable, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Section 5(c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or any Affiliate or with which the Company or any Subsidiary or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count toward the Share Limit; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Board members prior to such acquisition or combination.

(e) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be counted against the Share Limit. Dividend equivalents will not be paid (or accrue) on unexercised Options or SARs and, if granted in connection with an Award of Stock Units or an Other Equity Award that is subject to vesting conditions, such dividend equivalents shall be subject to the same vesting conditions that apply to the related Award.

SECTION 6

TERMS AND CONDITIONS OF OPTIONS

(a) Award Agreement. Each Award of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Criteria). The provisions of the various Award Agreements entered into under the Plan need not be identical. The Award Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.

(b) Number of Shares. An Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for adjustment of such number in accordance with Section 12.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in an Award Agreement. Except with respect to outstanding stock options being assumed or Options being granted in exchange for cancellation of options granted by another issuer as provided under Section 6(e), the Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value (one hundred and ten percent (110%) for 10-Percent Shareholders in the case of ISOs) of a Share on the date of grant of the Option.

(d) Exercisability and Term. Subject to Section 4(q), an Option may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. An Award Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Award Agreement shall also specify the term of the Option; provided, that the term of an Option shall in no event exceed ten (10) years from its date of grant (and may be for a shorter period of time than ten (10) years). An Award Agreement may provide for vesting in the event of the Participant’s Retirement, death, or Disability or, subject to Section 4(p), other events. Notwithstanding anything to the contrary, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Award Agreement. An Award Agreement may permit an Participant to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. An Award Agreement may also provide that the Company may determine to issue an equivalent value of cash in lieu of issuing some or all of the Shares that are being purchased upon an Option’s exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one (1) Option exercise.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding Options without the approval of Company stockholders. No modification of an Option shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Option.

SECTION 7

PAYMENT FOR OPTION SHARES

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash (or check) at the time when such Shares are purchased by the Participant, except as follows:

(i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Award Agreement. The Award Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time (and as set forth in the applicable Award Agreement or otherwise), accept payment in any form(s) described in this Section 7.

(b) Surrender of Stock. To the extent that the Committee makes this Section 7(b) applicable to an Option in an Award Agreement or otherwise, payment for all or a part of the Exercise Price may be made with Shares which have already been owned by the Participant for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Cashless Exercise. To the extent that the Committee makes this Section 7(c) applicable to an Option in an Award Agreement or otherwise, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d) Net Exercise. To the extent that the Committee makes this Section 7(d) applicable to an Option in an Award Agreement or otherwise, payment for all or a part of the Exercise Price may be made through Net Exercise.

(e) Other Forms of Payment. To the extent that the Committee makes this Section 7(e) applicable to an Option in an Award Agreement or otherwise, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a) Award Agreement. Each Award of a SAR under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Criteria). An Award Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various Award Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. An Award Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 12.

(c) Exercise Price. An Award Agreement shall specify the Exercise Price. Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of stock appreciation rights granted by another issuer as provided under Section 8(f), the Exercise Price of a SAR shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant of the SAR.

(d) Exercisability and Term. Subject to Section 4(q), a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. An Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The Award Agreement shall also specify the term of the SAR which shall not exceed ten (10) years from the date of grant of the SAR (and may be for a shorter period of time than ten (10) years). No SAR can be exercised after the expiration date specified in the applicable Award Agreement. An Award Agreement may provide for exercisability in the event of the Participant’s Retirement, death, or Disability or, subject to Section 4(p), other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Continuous Service.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding SARs without the approval of Company stockholders. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.

SECTION 9

TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS

(a) Award Agreement. Each Restricted Stock Grant awarded under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Criteria). The provisions of the Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares and Payment. An Award Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 12. Restricted Stock Grants may be issued with or without the payment of cash consideration under the Plan.

(c) Vesting Conditions. Each Restricted Stock Grant shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement (which conditions shall be subject to the minimum vesting requirements of Section 4(p), as applicable). An Award Agreement may provide for vesting in the event of the Participant’s Retirement, death, or Disability or, subject to Section 4(p), other events.

(d) Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. However, any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not count toward the Share Limit.

(e) Modification or Assumption of Restricted Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.

SECTION 10

TERMS AND CONDITIONS OF STOCK UNITS

(a) Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Criteria). The provisions of the various Award Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares and Payment. An Award Agreement shall specify the number of Shares to which the Stock Unit Award pertains and is subject to adjustment of such number in accordance with Section 12. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units shall be subject to vesting conditions (unless such Stock Unit is granted to a Non-Employee Director under a director compensation deferral program with respect to otherwise earned and vested compensation, in which case such Stock Unit need not be subject to vesting conditions). Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement which conditions may include Performance Criteria but in all cases shall be subject to the minimum vesting requirements of Section 4(p), as applicable. An Award Agreement may provide for vesting in the event of the Participant’s Retirement, death, or Disability or, subject to Section 4(p), other events.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one (1) Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units shall be subject to the same vesting conditions and restrictions as the Stock Units to which they attach. Dividend equivalents converted into additional Stock Units shall not count toward the Share Limit.

(e) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in an Award Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty (30) days after vesting. The Award Agreement may provide that distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law and subject to compliance with Code Section 409A, if applicable, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

SECTION 11

OTHER AWARDS

The Committee may in its discretion issue Other Equity Awards to Participants. The terms and conditions of any such Awards shall be evidenced by an Award Agreement between the Participant and the Company. Settlement of Other Equity Awards may be in the form of Shares and/or cash as determined by the Committee.

SECTION 12

ADJUSTMENTS

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of an extraordinary cash dividend, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments, taking into consideration the accounting and tax consequences, to:

(i) the Share Limit and ISO Limit and the various Share numbers referenced in Section 5;

(ii) the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;

(iii) the number and kind of securities covered by each outstanding Award;

(iv) the Exercise Price under each outstanding Option and SAR;

(v) any applicable performance measures (including, without limitation, Performance Criteria); and

(vi) the number and kind of outstanding securities issued under the Plan.

(b) Participant Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 12, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 12 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 13

EFFECT OF A CHANGE IN CONTROL

(a) Merger or Reorganization. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with consideration or, solely in the case of an underwater Option or SAR, without consideration, in all cases, without the consent of the Participant and outstanding Awards do not have to all be uniformly treated the same way.

(i) In the event of a Change in Control in which the outstanding Awards are not continued, assumed, or substituted by the surviving corporation, (i) the vesting of all Options and SARs shall be accelerated in full (provided such Awards have not already terminated or expired), (ii) the restrictions applicable to all outstanding Restricted Stock Grants, Stock Units, or Other Equity Awards shall lapse and such awards shall be settled in full within 45 days of the Change in Control, and (iii) all outstanding Awards that are subject to performance-based forfeiture conditions will become fully vested at the target performance level (as specified by the Committee) and will be settled within 45 days of the Change in Control unless such Awards are subject to the provisions of Code Section 409A.

(ii) Except as otherwise provided in the applicable Award Agreement, or in any other agreement between the Company or a Subsidiary and the Participant, or as determined by the Board in its sole discretion, if any Option, SAR, or other right to acquire Common Stock under the Plan has been fully accelerated but is not exercised prior to the consummation of a Change in Control approved by the Board (other than a Change in Control described in Section 2(i)(iv)), such Option, SAR, or other right will terminate, subject to any provision that has been expressly made by the Committee for the survival, substitution, exchange or other settlement of such Option, SAR, or other right.

(b) Other Requirements. Prior to any payment with respect to an assumption, substitution or continuation of any Awards contemplated under this Section 13, the Committee may require each Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Code Section 409A; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

SECTION 14

LIMITATIONS ON RIGHTS

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Continuous Service as an Employee, Consultant or Non-Employee Director or to

receive any other Awards under the Plan. The Company and its Subsidiaries and Affiliates reserve the right to terminate the Continuous Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment or consulting agreement (if any).

(b) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c) Dissolution. To the extent not previously exercised or settled, Options, SARs, and unvested Stock Units, Restricted Stock Grants and Other Equity Awards shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company (except for repayment of any amounts a Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(d) Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to time by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

SECTION 15

TAXES

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations (including without limitation federal, state, local and foreign taxes) that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied and the Company shall, to the maximum extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) Share Withholding. The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding tax obligations related to an Award through a sale of Shares underlying the Award or, in the case of Options, through Net Exercise or Cashless Exercise. The number of Shares that are withheld from an Award pursuant to this Section 15 may in no event be in excess of maximum statutory withholding rates except as otherwise agreed by the Committee in its discretion. The Committee, in its discretion, may permit or require other forms of payment of applicable tax withholding.

SECTION 16

DURATION AND AMENDMENTS

(a) Term of the Plan. The Plan is effective on the Stockholder Approval Date and no Awards may be granted under this Plan before the Stockholder Approval Date. If the Stockholder Approval Date does not occur before the first (1st) anniversary of the Adoption Date, then the Plan shall terminate on such first (1st) anniversary without any Awards being issued hereunder. If the Stockholder Approval Date occurs before the first (1st) anniversary of the Adoption Date, then the Plan shall terminate on the tenth (10th) anniversary of the Adoption Date. In all cases, the Plan may be terminated on any earlier date other than what is specified above pursuant to Section 16(b). No new awards may be granted under the Prior Plan as of the Stockholder Approval Date.

(b) Right to Amend or Terminate the Plan. The Committee may amend or terminate the Plan (or may amend an Award Agreement) at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination of the Plan or amendment of an Award Agreement shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award; provided, no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any applicable law or regulation or to meet the requirements of any accounting standard. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.

SECTION 17

EXECUTION

To record the adoption of this Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

COMPUTER TASK GROUP, INCORPORATED

By:
Title:

002CSNB1C8

APPENDIX B

Proxy – Computer Task Group, Incorporated

Notice of 2020 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Daniel J. Sullivan and David H. Klein and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the “Company”) which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company’s 401(k) Retirement Plan (the “Plan”) to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held on Thursday, September 17, 2020 at 10:00 a.m. Eastern time via live webcast or any adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

[IMPORTANT ANNUAL MEETING INFORMATION]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[ X ]

Annual Meeting Proxy Card

A.	Proposals – The Board recommends a vote FOR all nominees and Proposal 2.

1.	Election of Class II Directors:

01 – James R. Helvey III For [    ] Withhold [    ]

02 – Owen J. Sullivan      For [    ] Withhold [    ]

2.	To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers. For [ ] Against [ ] Abstain [ ]

3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered accounting firm for the 2020 fiscal year. For [ ] Against [ ] Abstain [ ]

4.	To approve and ratify the Company’s 2020 Equity Award Plan. For [ ] Against [ ] Abstain [ ]

5.	To consider and act upon any other matters that may be properly brought before the meeting or any adjournment thereof.

B.	Non-Voting Items

Change of Address – Please print your new address [                                                                     ]

Comments – Please print your comments here [                                                             ]

Meeting Attendance – Mark the box to indicate if you plan to attend the Annual Meeting [    ]

C.	Authorized Signatures – This section must be completed for your vote to be counted – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date [            /            /            ] Signature 1 [                                                     ] Signature 2 [                                                         ]